    As filed with the Securities and Exchange Commission on March 31, 1999

                                                     Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                ---------------
                       GREEN TREE FINANCIAL CORPORATION
                  (Originator of the Trusts Described Herein)
            (Exact name of registrant as specified in its charter)
                                ---------------
                Delaware                          41-1807858
            (State or other                    (I.R.S. Employer
              jurisdiction                    Identification No.)
          of incorporation or
             organization)
                             1100 Landmark Towers
                             345 St. Peter Street
                       Saint Paul, Minnesota 55102-1639
                                (651) 293-3400
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                            JOEL H. GOTTESMAN, ESQ.
                             1100 Landmark Towers
                             345 St. Peter Street
                       Saint Paul, Minnesota 55102-1639
                                (651) 293-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies to:
      CHARLES F. SAWYER, ESQ.                    CATHY M. KAPLAN, ESQ.
        Dorsey & Whitney LLP                       Brown & Wood LLP
       220 South Sixth Street                   One World Trade Center
    Minneapolis, Minnesota 55402               New York, New York 10048
           (612) 340-2600                           (212) 839-5531
                                ---------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                                    Proposed
                                                     Proposed       Maximum
                                       Amount        Maximum       Aggregate     Amount of
        Title of Each Class of         to be      Offering Price    Offering    Registration
     Securities to be Registered     Registered    Per Unit(1)      Price(1)       Fee(1)
--------------------------------------------------------------------------------------------
Asset-Backed Securities..........  $2,000,000,000      100%      $2,000,000,000   $556,000
--------------------------------------------------------------------------------------------
Limited Guaranty of Green Tree
 Financial Corporation...........       (2)            (2)            (2)           (2)
--------------------------------------------------------------------------------------------

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(1) The amount of Asset-Backed Securities being carried forward from
    Registration Statement No. 333-52233 pursuant to Rule 429 is $1,221,578,710, and the Registrant previously paid a filing fee with respect to such securities of $360,365.72 (calculated at the rate of $295 per $1,000,000 of the amount of the securities registered, the rate in effect at the time such Registration Statement was filed).
(2) No additional consideration will be paid for the Limited Guaranty; accordingly, no additional filing fee is being paid herewith pursuant to Rule 457(a).

                                ---------------

  Pursuant to Rule 429, the Prospectus contained in this Registration Statement also relates to and constitutes Post-Effective Amendment No. 4 to Registration Statement No. 333-52233, which was declared effective on June 16, 1998.

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
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

PROSPECTUS SUPPLEMENT
(To Prospectus dated February   , 1999)

                          $             (Approximate)

GREEN TREE

                              Seller and Servicer

           Green Tree Recreational, Equipment & Consumer Trust 1999-

                               ----------------

     The securities will consist of    classes, but we are offering only the
    following classes now:

                              Approximate     Interest                    Underwriting Proceeds to
Class                     Principal Amount(1)   Rate   Price to Public(2)   Discount   Company(3)
-----                     ------------------- -------- ------------------ ------------ -----------
Class A-1 Notes.........
Class A-2 Notes.........
Class A-3 Notes.........
Class A-4 Notes.........
Class A-5 Notes.........
Class A-6 Notes.........
Class A-7 Notes.........
Class B-1 Certificates..

--------
(1) May vary plus or minus 5%.
(2) Plus any accrued interest beginning on      , 1999.
(3) Before deducting expenses, which we estimate to be $500,000.

      Investing in the Securities involves certain risks. Prospective investors should consider carefully the Risk Factors beginning on page S-8 in this prospectus supplement and on page 12 in the prospectus.

                               ----------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  These Securities will be delivered through the Same-Day Funds Settlement
System of the Depository Trust Company on or about        , 1999.

  The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-38 in this prospectus supplement and "Plan of Distribution" on page 51 in the prospectus.

                               ----------------

                                 [Underwriters]

          The date of this prospectus supplement is           , 1999.

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                          Page
                                                                          ----
Summary of the Terms of the Securities...................................  S-4
Risk Factors.............................................................  S-8
The Trust................................................................  S-9
The Trust Property....................................................... S-10
The Contract Pool........................................................ S-10
Green Tree Financial Corporation......................................... S-16
Yield and Prepayment Considerations...................................... S-18
Description of the Notes................................................. S-24
Description of the Certificates.......................................... S-30
Description of the Trust Documents and Indenture......................... S-33
Certain Federal and State Income Tax Consequences........................ S-36
ERISA Considerations..................................................... S-36
Underwriting............................................................. S-38
Legal Matters............................................................ S-39
Annex I..................................................................  A-1

                                   Prospectus

Important Notice about Information Presented in this Prospectus and the
 Accompanying Prospectus Supplement......................................    2
Reports to Holders of the Securities.....................................    2
Where You Can Find More Information......................................    2
Summary of the Terms of the Securities ..................................    3
Risk Factors.............................................................   12
The Trusts...............................................................   14
The Contracts............................................................   15
Green Tree Financial Corporation.........................................   15
Yield and Prepayment Considerations......................................   17
Pool Factor..............................................................   17
Use of Proceeds..........................................................   18
The Certificates.........................................................   18
The Notes................................................................   19
Certain Information Regarding the Securities.............................   23
Certain Legal Aspects of the Contracts...................................   35
Certain Federal Income Tax Consequences..................................   40
Certain State Income Tax Considerations..................................   50
ERISA Considerations.....................................................   51
Plan of Distribution.....................................................   51
Legal Matters............................................................   52
Experts..................................................................   52

  No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus supplement or the prospectus in connection with the offering covered by this prospectus supplement and prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Green Tree Financial Corporation or the underwriters. This prospectus supplement and prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus supplement and prospectus or in the affairs of the trust since the date hereof.

  This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation ("Green Tree" or the "Company"), about Green Tree's recreational, equipment and consumer lending business, and about any series of asset-backed securities secured by a pool of recreational, equipment and consumer loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of securities. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

  If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

  No prospectus regarding these securities has been or will be prepared in the United Kingdom pursuant to the United Kingdom Public Offers of Securities Regulation 1995. These securities may not be offered or sold, or re-offered or re-sold, to persons in the United Kingdom, except (1) to persons whose ordinary activities involve them in acquiring, holding, managing and disposing of investments (as principal or agent) for the purpose of their businesses, or (2) in circumstances that will not constitute or result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulation 1995. You may not pass this prospectus supplement and prospectus, or any other document inviting applications or offers to purchase securities or offering securities for purchase, to any person in the United Kingdom who (1) does not fall within article 11 (3) of the Financial Services Act 1986 (Investment Advisements) (Exemptions) Order 1996 or (2) is not otherwise a person to whom passing this prospectus supplement and prospectus would be lawful.

                     SUMMARY OF THE TERMS OF THE SECURITIES

  This summary highlights selected information regarding the Securities, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Securities, read this entire prospectus supplement and the accompanying prospectus.

                                     Interest     Approximate      S&P   Fitch
Class                                  Rate   Principal Amount(1) Rating Rating
-----                                -------- ------------------- ------ ------
Class A-1 Notes.....................
Class A-2 Notes.....................
Class A-3 Notes.....................
Class A-4 Notes.....................
Class A-5 Notes.....................
Class A-6 Notes.....................
Class A-7 Notes.....................
Class B-1 Certificates..............

--------
(1) May vary plus or minus 5%.

Seller and Servicer...........  Green Tree Financial Corporation ("Green
                                Tree"), 1100 Landmark Towers, 345 St. Peter
                                Street, St. Paul, Minnesota 55102, telephone
                                (651) 293-3400.

Indenture Trustee.............  U.S. Bank National Association, St. Paul,
                                Minnesota, will be the Indenture Trustee. For a more complete description of the Indenture Trustee's responsibilities, see "The Notes--The Indenture Trustee" in the accompanying prospectus.

Owner Trustee.................  Wilmington Trust Company, Wilmington, Delaware,
                                will be the Owner Trustee. For a more complete description of the Owner Trustee's responsibilities, see "Description of the Trust Documents--The Trustee" in the accompanying prospectus.

Distribution Date.............  The fifteenth day of each month or, if that day is not a regular business day, the next regular business day. The first distribution date will
                                be on        15, 1999.

Record Date...................  The business day just before the related distribution date.

Description of the Notes......  The trust will issue the Notes pursuant to the
                                Indenture between the trust and the Indenture Trustee. The Notes will be debt obligations of the trust, secured by the Contracts and the other property of the trust.

Description of the
Certificates..................  The trust will issue the Certificates pursuant to the Trust Agreement between Green Tree, as depositor, and the Owner Trustee. The Certificates will represent undivided ownership interests in the trust, and will be subordinated to the Notes.

Distributions on the
Securities....................  Distributions on the Securities on any
                                distribution date will be made primarily from amounts collected on the Contracts during the prior month (the "Amount Available"). On each distribution date the Indenture Trustee will apply the amount available to make distributions on the Securities in the following order of priority:

                                   1. Interest on the Class A-1, Class A-2,
                                   Class A-3, Class A-4 and Class A-5 Notes
                                   (which we refer to collectively as the
                                   "Senior Notes");

                                   2. The First Priority Principal
                                   Distribution Amount, if any, to the Senior
                                   Notes;

                                   3. Interest on the Class A-6 Notes;

                                   4. The Second Priority Principal
                                   Distribution Amount, if any, to the Notes;

                                   5. Interest on the Class A-7 Notes;

                                   6. The Third Priority Principal
                                   Distribution Amount, if any, to the Notes;

                                   7. Interest on the Class B-1 Certificates;

                                   8. The Fourth Priority Principal
                                   Distribution Amount, if any, to the Notes or the Class B-1 Certificates;

                                   9. The formula principal amount (described below) to the Notes or the Class B-1 Certificates;

                                   10. Interest on the Class B-2 Certificates;
                                   and

                                   11. The formula principal amount to the
                                   Class B-2 Certificates, if the Notes and the Class B-1 Certificates have been paid in full.

                                See "Description of the Trust Documents and
                                Indenture--Distributions" for a more detailed description of the amounts that will constitute the Amount Available for any distribution date.

Subordination of the Class A-
 6 Notes, Class A-7 Notes and
 the Certificates.............  The Class A-6 and Class A-7 Notes will be subordinated to the Senior Notes in payment of both interest and principal:

                                   1. The Indenture Trustee will apply the
                                   Amount Available to pay all interest due on the Senior Notes before paying interest on the Class A-6 or Class A-7 Notes; and

                                   2. In certain unusual circumstances, the Indenture Trustee will apply the Amount Available to make a principal payment on the Senior Notes before paying interest on the Class A-6 or Class A-7 Notes.

                                The Class B-1 Certificates will be subordinated to the Notes in payment of both principal and interest:

                                   1. The Indenture Trustee will apply the
                                   Amount Available to pay all interest due on the Notes before paying interest on the Class B-1 Certificates; and

                                   2. In certain unusual circumstances, the Indenture Trustee will apply the Amount Available to make a principal payment on the Notes before paying interest on the Class B-1 Certificates.

                                The Class B-2 Certificates will be subordinated to the Notes and the Class B-1 Certificates in payment of both principal and interest, in that the Indenture Trustee will apply the Amount Available to pay all interest and principal due on the Notes and the Class B-1 Certificates before paying interest or principal on the Class B-2 Certificates.

Class B-2 Limited Guaranty....  Green Tree will guarantee payment of principal and interest on the Class B-2 Certificates. See "Description of the Certificates--Limited Guaranty" for a more detailed description of this guaranty.

Repurchase Option.............  After the aggregate principal balance of the
                                Contracts is less than 10% of their aggregate principal balance at the time Green Tree transferred them to the Trust, Green Tree will have the option to purchase all of the outstanding Contracts. See "Description of the Trust Documents and Indenture--Termination" for a more detailed description of the terms of this repurchase option.

The Contracts.................  The contracts are retail installment sales contracts and promissory notes for the purchase of a variety of consumer products and equipment. We provide more information about the contracts and the products they financed in "The Contract Pool."

Tax Status....................  In the opinion of counsel to Green Tree, for federal and Minnesota income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. By purchasing a Note, you will agree to treat the Notes as debt. By purchasing a Certificate, you will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" and "Certain State Income Tax Consequences" in the accompanying prospectus.

Pre-Funding Account...........  If the aggregate principal balance of the
                                Contracts that Green Tree transfers to the
                                Trust on the Closing Date (the Initial
                                Contracts and the Additional Contracts) is less
                                than $      , the Indenture Trustee will
                                deposit that difference in a pre-funding account, and the Trust will use those funds to purchase

                                Contracts from time to time until     , 1999.
                                If those funds are not completely used by    ,
                                1999, the remaining funds will be distributed as principal on the Class A-1 Notes on the 1999 distribution date.

Money Market Eligibility......  The Class A-1 Notes will have a final maturity
                                of    , 2000. The Class A-1 Notes will have a
                                final maturity of    , 2000. The Class A-1
                                Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. A fund should consult with its advisor regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and the fund's investment policies and objectives.

ERISA Considerations..........  Subject to the conditions described under
                                "ERISA Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase the Notes. An employee benefit plan may not purchase any class of Certificates, unless it satisfies the conditions described under "ERISA Considerations" herein and in the prospectus.

Ratings.......................  The Securities will not be issued and sold unless S&P and Fitch have assigned the ratings specified on page S-3 (or better) to the Securities.

                                The rating of each class of Securities by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each class of Securities by Fitch addresses the likelihood of timely payment of interest and ultimate payment of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Class B-2 Certificates are based in part on an assessment of Green Tree's ability to make payments under the Class B-2 Limited Guaranty.

                                Although Green Tree has not requested a rating of the Securities from any rating agencies other than S&P and Fitch, other rating agencies may assign a rating to the Securities. These ratings could be higher or lower than the ratings initially given by S&P and Fitch to the Securities.

                                  RISK FACTORS

  Prospective holders of the Securities should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Securities:

Subordination of Class A-6 and Class A-7 Notes and Certificates; Limited Assets

  Distributions of interest and principal on the Class A-6 and Class A-7 Notes will be subordinated to the rights of the holders of the Senior Notes to receive prior payment of interest and principal. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes.

  Holders of the Notes and the Certificates must primarily rely for repayment upon payments on the Contracts. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts and, for payment of losses absorbed by the Class B-2 Certificates, the Limited Guaranty of Green Tree.

Delinquency, Loan Loss and Repossession Experience

  Green Tree began originating installment sales contracts for recreational vehicles in 1985 and for motorcycles in 1988, but has less extensive underwriting and servicing experience with other types of products financed by the Contracts. Although Green Tree has calculated and presented herein its delinquency and net loss experience with respect to its servicing portfolio of consumer product and equipment contracts, you must not assume that the information presented will reflect actual experience with respect to the Contracts. In addition, you must not assume that the future delinquency, loan loss or repossession experience of the trust with respect to the Contracts will be better or worse than that set forth herein with respect to Green Tree's servicing portfolio. See "The Contract Pool--Delinquency, Loan Loss and Repossession Information." If the delinquency, default and loss experience of the Contracts owned by the trust is worse than expected, you could suffer a loss on your investment.

Geographic Concentration of Initial Contracts

  As of the Cutoff Date, the Obligors on approximately   % and   % of the
Initial Contracts (based on principal balance and billing address of the Obligor) were located in California and Texas, respectively. See "The Contract Pool." Accordingly, adverse economic conditions or other factors particularly affecting these states could adversely affect the delinquency, loan loss or repossession experience of the trust with respect to the Contracts. If the delinquency, default and loss experience of the Contracts owned by the trust is worse than expected, you could suffer a loss on your investment.

                                   THE TRUST

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Securityholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

General

  Green Tree Recreational, Equipment & Consumer Trust 1999- is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates,
(iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust will initially be capitalized with equity equal to $
(approximate) from the sale of the Certificates. The Class B-2 Certificates will be sold to Green Tree or an affiliate and the Class B-1 Certificates will be sold to third party investors that are expected to be unaffiliated with Green Tree or its affiliates. The equity of the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Contracts from Green Tree pursuant to the Sale and Servicing Agreement.

  The Trust's principal offices are in Wilmington, Delaware, at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

  The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and Certificates had taken place on such date:

      Class A-1 Notes............................................... $
      Class A-2 Notes...............................................
      Class A-3 Notes...............................................
      Class A-4 Notes...............................................
      Class A-5 Notes...............................................
      Class A-6 Notes...............................................
      Class A-7 Notes...............................................
      Class B-1 Certificates........................................
      Class B-2 Certificates........................................
                                                                     -----------
        Total....................................................... $
                                                                     ===========

The Owner Trustee

  Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement.

                               THE TRUST PROPERTY

  The Trust Property will include, among other things, (i) the Contracts; (ii) all rights to receive payments due thereon on or after the Cutoff Date (excluding certain insurance premiums, late fees and other servicing charges);
(iii) such amounts as from time to time may be held in the Collection Account and certain other accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below (including all investments in the Collection Account and such other accounts and all income from the investment of funds therein and all proceeds thereof); (iv) an assignment of the security interests of Green Tree in the Products securing the related Contracts; (v) an assignment of the right to receive proceeds from claims on certain insurance policies covering the Products and the Obligors; and (vi) certain other rights under the Trust Documents. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  Each Certificate will represent a fractional undivided interest in the Trust Property. Pursuant to the Indenture the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Trust Documents and Indenture--Distributions."

  Green Tree, as custodian on behalf of the Trust, will hold each original Contract, as well as copies of documents and instruments relating to such Contract and evidencing the security interest in the Product securing such Contract (the "Contract Files"). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota and Delaware to give notice of the Trust's ownership of the Contracts and the related Trust Property.

                               THE CONTRACT POOL

General

  This Prospectus Supplement contains information regarding the Initial
Contracts, which were originated through     , 1999 and will be transferred to
the Trust on the Closing Date. The information for each Initial Contract is as of the Cutoff Date for such Initial Contract. The Initial Contracts had an
aggregate principal balance as of the Cutoff Date of $              . The Sale
and Servicing Agreement provides that the Additional Contracts will be purchased by the Trust on the Closing Date. Green Tree expects that, on the Closing Date, the Contract Pool, which will consist of Initial Contracts and Additional Contracts, will have an aggregate principal balance as of the Cutoff
Date of approximately $           . Although the Additional Contracts sold to
the Trust will have characteristics that differ somewhat from the Initial Contracts described herein, Green Tree does not expect that the characteristics of the Additional Contracts will vary materially from the Initial Contracts. In addition, the Additional Contracts will conform to certain criteria set forth in the Sale and Servicing Agreement.

  All of the Contracts were purchased by Green Tree from dealers who regularly originate and sell such contracts to Green Tree, or were originated by Green Tree directly.

Certain Other Characteristics

  The Initial Contracts (i) had a remaining maturity, as of the Cutoff Date, of
at least    months, but not more than     months, (ii) had an original maturity
of at least five months, but not more than     months, (iii) had an original
principal balance of at least $       and not more than $          , (iv) had a
remaining principal balance as of the Cutoff Date of at least $       and not
more than $          and (v) had a contractual rate of interest ("Contract
Rate") of at least    % and not more than     %. Neither Green Tree nor the
Servicer may substitute other contracts for the Contracts at any time during the term of the Sale and Servicing Agreement.

                      Characteristics of Initial Contracts

                                                            % of               Weighted  Weighted           Weighted
                                                           Cutoff               Average   Average  Weighted Average
                                      % of    Scheduled   Date Pool  Average   Remaining Original  Average  Loan-to-
                          Number of Contract  Principal   Principal Principal    Term    Scheduled Contract  Value
       Asset Type         Contracts   Pool     Balance     Balance   Balance    (1)(2)   Term (2)    Rate    Ratio
       ----------         --------- -------- ------------ --------- ---------- --------- --------- -------- --------
Aircraft................                 %   $                  %   $                                    %       %
Trucks..................
Recreational Vehicles...
Motorcycles.............
Keyboard Instruments....
Marine Products.........
Horsetrailers...........
Sport Vehicles..........
                            ----      ---    ------------   ----    ----------    ---       ---     -----     ---
 Total..................              100%   $               100%   $                                    %       %
                            ====      ===    ============   ====    ==========    ===       ===     =====     ===

--------
(1) Based on scheduled payments due after the Cutoff Date and assuming no prepayments on the Initial Contracts.
(2) Expressed in number of months.

                 Geographic Concentration of Initial Contracts

                                                                             % of
                                                         Aggregate         Contracts
                            Number of    % of Number Principal Balance  by Outstanding
                         Contracts as of     of         Outstanding    Principal Balance
       State (1)           Cutoff Date    Contracts  as of Cutoff Date as of Cutoff Date
       ---------         --------------- ----------- ----------------- -----------------
Alabama.................                         %    $                           %
Alaska..................
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Hawaii..................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----        ------     --------------        ------
  Total.................                   100.00%    $                     100.00%
                              =====        ======     ==============        ======

--------
(1) Based on the billing address of the Obligor set forth in Green Tree's records.

         Distribution of Original Contract Amounts of Initial Contracts

                                                 Aggregate
                                                 Principal
                                                  Balance     % of Contracts
                                 Number of      Outstanding   by Outstanding
                                 Contracts     as of Cutoff  Principal Balance
  Original Contract Amount   as of Cutoff Date     Date      as of Cutoff Date
  ------------------------   ----------------- ------------- -----------------
Less than $10,000...........                   $                        %
Between $10,000 and
 $19,999....................
Between $20,000 and
 $29,999....................
Between $30,000 and
 $39,999....................
Between $40,000 and
 $49,999....................
Between $50,000 and
 $59,999....................
Between $60,000 and
 $69,999....................
Between $70,000 and
 $79,999....................
Between $80,000 and
 $89,999....................
Between $90,000 and
 $99,999....................
Between $100,000 and
 $109,999...................
Between $110,000 and
 $119,000...................
Between $120,000 and
 $129,999...................
Between $130,000 and
 $139,999...................
Between $140,000 and
 $149,999...................
Between $150,000 and
 $159,999...................
Between $160,000 and
 $169,999...................
Between $170,000 and
 $179,999...................
Between $180,000 and
 $189,999...................
Between $190,000 and
 $199,999...................
Between $200,000 and
 $249,999...................
Between $250,000 and
 $299,999...................
Between $300,000 and
 $349,999...................
Between $350,000 and
 $399,999...................
Between $400,000 and
 $449,999...................
Between $450,000 and
 $499,999...................
Between $500,000 and
 $549,999...................
Between $550,000 and
 $599,999...................
Between $600,000 and
 $649,999...................
Between $650,000 and
 $699,999...................
Between $700,000 and
 $749,999...................
Between $750,000 and
 $799,999...................
Between $800,000 and
 $849,999...................
Between $850,000 and
 $899,999...................
Between $900,000 and
 $949,999...................
Between $950,000 and
 $999,999...................
Over $999,999...............
                                   -----       -------------      ------
  Total.....................                   $                  100.00%
                                   =====       =============      ======

                    Year of Origination of Initial Contracts

                                                                    % of Contracts
                                               Aggregate Principal  by Outstanding
  Year of                  Number of Contracts Balance Outstanding Principal Balance
 Oiginationr                as of Cutoff Date   as of Cutoff Date  as of Cutoff Date
-----------                ------------------- ------------------- -----------------
   1986...................                        $                           %
   1987...................
   1988...................
   1989...................
   1990...................
   1991...................
   1992...................
   1993...................
   1994...................
   1995...................
   1996...................
   1997...................
   1998...................
                                  -----           ------------          ------
     Total................                        $                     100.00%
                                  =====           ============          ======

       Distribution of Original Loan-to-Value Ratios of Initial Contracts

                                                                       % of
                                                                     Contracts
                                             Aggregate Principal  by Outstanding
                         Number of Contracts Balance Outstanding Principal Balance
  Loan-to-Value Ratio     as of Cutoff Date   as of Cutoff Date  as of Cutoff Date
  -------------------    ------------------- ------------------- -----------------
Less than 61%...........
From 61 to 65%..........
From 66 to 70%..........
From 71 to 75%..........
From 76 to 80%..........
From 81 to 85%..........
From 86 to 90%..........
From 91 to 95%..........
Over 95%................
                                -----           ------------          ------
  Total.................                        $                     100.00%
                                =====           ============          ======

                             Initial Contract Rates

                                                                       % of Contracts
                                                  Aggregate Principal  by Outstanding
                              Number of Contracts Balance Outstanding Principal Balance
       Contract Rate           as of Cutoff Date   as of Cutoff Date  as of Cutoff Date
       -------------          ------------------- ------------------- -----------------
Less than 7.001%..........                           $                           %
 7.001% to 8.000%.........
 8.001% to 9.000%.........
 9.001% to 10.000%........
10.001% to 11.000%........
11.001% to 12.000%........
12.001% to 13.000%........
13.001% to 14.000%........
14.001% to 15.000%........
15.001% to 16.000%........
16.001% to 17.000%........
Over 17.000%..............
                                     -----           ------------          ------
  Total...................                           $                     100.00%
                                     =====           ============          ======

               Remaining Months to Maturity of Initial Contracts

                                                                       % of Contracts
                                                  Aggregate Principal  by Outstanding
                              Number of Contracts Balance Outstanding Principal Balance
Remaining Months to Maturity   as of Cutoff Date   as of Cutoff Date  as of Cutoff Date
----------------------------  ------------------- ------------------- -----------------
Fewer than 31.............                           $                           %
 31 to  60................
 61 to  90................
 91 to 120................
121 to 150................
151 to 180................
181 to 210................
211 to 240................
                                     -----           ------------          ------
  Total...................                           $                     100.00%
                                     =====           ============          ======

                        GREEN TREE FINANCIAL CORPORATION

  The following information supplements the information in the Prospectus under the heading "Green Tree Financial Corporation."

Delinquency, Loan Loss and Repossession Information

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession experience for each period indicated with respect to all consumer product and equipment contracts it has purchased and continues to service, including such contracts which do not meet the criteria for selection as a Contract. Green Tree began originating installment sales contracts for recreational vehicles in 1985 and for motorcycles in 1988, but has less extensive underwriting and servicing experience with other types of consumer products and equipment financed by the Contracts. Accordingly, the delinquency, loan loss and repossession experience presented below largely represents experience only with recreational vehicle and motorcycle contracts. In addition, because of the rapid growth of Green Tree's portfolio of consumer product and equipment contracts, the experience shown in more recent periods may not be indicative of the experience to be expected from a more seasoned portfolio.

                             Delinquency Experience

                                        At December 31,                 At
                                 --------------------------------  September 30,
                                  1994    1995    1996     1997        1998
                                 ------  ------  -------  -------  -------------
Number of Contracts Outstanding
 (1)...........................  21,137  49,998  104,698  158,418
Number of Contracts Delinquent
 (2)
  30-59 Days...................     181     643    1,390    1,613
  60-89 Days...................      50     219      494      692
  90 Days or More..............     134     350      934    1,532
                                 ------  ------  -------  -------      -----
Total Contracts Delinquent.....     365   1,212    2,818    3,837
                                 ======  ======  =======  =======      =====
Delinquencies as a Percentage
 of Contracts
 Outstanding (3)...............    1.73%   2.42%    2.69%    2.42%          %

--------
(1) Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of contracts.

                       Loan Loss/Repossession Experience
                             (Dollars in Thousands)

                                                                      Nine Months
                                 Year Ended December 31,                 Ended
                         ------------------------------------------  September 30,
                           1994      1995       1996        1997         1998
                         --------  --------  ----------  ----------  -------------
Number of Contracts
 Serviced (1)...........   21,283    50,265     105,369     159,496
Principal Balance of
 Contracts (1).......... $148,734  $506,459  $1,350,964  $2,352,141   $
Contract Liquidations:
  Units.................      145       379       1,968       3,601
  Percentage (2)........     0.68%     0.75%       1.87%       2.26%            %
Net Losses:
  Dollars (3)........... $    884  $  1,907  $    9,249  $   15,050   $
  Percentage (4)........     0.59%     0.38%       0.68%       0.64%            %

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  There can be no assurance that the delinquency, loan loss or repossession experience of the Trust with respect to the Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors-- Delinquency, Loan Loss and Repossession Experience" herein.

Recent Developments

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate from its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  Green Tree has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of Green Tree as purported class actions on behalf of persons or entities who purchased common stock of Green Tree during the alleged class periods. In addition to Green Tree, certain current and former officers and directors of Green Tree are named as defendants in one or more of the lawsuits. Green Tree and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that Green Tree and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of Green Tree (particularly with respect to prepayment assumptions and performance of certain of Green Tree's loan portfolios) which allegedly rendered Green Tree's financial statements false and misleading. Green Tree believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements the information in the Prospectus under the heading "Yield and Prepayment Considerations."

  The Servicer and Green Tree each has the option to purchase from the Trust all remaining Contracts, and thereby effect early redemption of the Notes and early retirement of the Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is 10% or less of the Cutoff Date Pool Principal Balance. In addition, if neither Green Tree nor the Servicer has exercised such repurchase option, then on the third Distribution Date as of which the Pool Scheduled Principal Balance is 10% or less of the Cutoff Date Pool Principal Balance, the Indenture Trustee (or the Owner Trustee, if the Notes have been paid in full) shall solicit bids for the purchase of the Contracts remaining in the Trust. See "Description of the Trust Documents--Termination" in the Prospectus and "Description of the Trust Documents and Indenture-- Termination" herein.

Weighted Average Life of the Notes and the Class B-1 Certificates

  The following information is given solely to illustrate the effect of prepayments on the Contracts on the weighted average life of the Notes and the Class B-1 Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes and the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on the Contracts may be in the form of scheduled amortization or prepayments (including, for this purpose, liquidations due to default).

  The Base Case prepayment model is Green Tree management's best estimate of the prepayment rates that may be experienced on the Contracts. Because Green Tree began originating and servicing contracts for many of the Products only recently, such estimate is based in part on industry experience with similar contracts rather than Green Tree's experience. There can be no assurance that the Contracts will experience prepayments at such projected rates or in the manner assumed by the prepayment model used for that type of Contract, or that the Contracts in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner projected in the Base Case.

                                                                 Base Case
                              Product                         Prepayment Rate
                              -------                         ---------------
      Horse Trailers, Sport Vehicles, Keyboard Instruments
       and Recreational Vehicles.............................       % CPR
      Marine Products........................................       %(1)
      Motorcycles and Aircraft...............................       % CPR
      Trucks.................................................       % ABS

--------
(1) As a percentage of the Prepayment Assumption for Contracts secured by marine products.

  The models used in this Prospectus Supplement are the Constant Prepayment Rate ("CPR"), the Prepayment Assumption for Contracts secured by marine products, and the Absolute Prepayment Model ("ABS"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the Contracts secured by all Products other than marine products and trucks. The ABS represents an assumed rate of prepayment each month relative to the original number of Contracts secured by trucks in the Contract pool.

  The 100% Prepayment Assumption for Contracts secured by marine products assumes a constant prepayment of 0% per annum of the then outstanding principal balance of such loans in the first month of the life of such loans and an additional 1.27% (precisely, 14/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such loans, the

100% Prepayment Assumption for Contracts secured by marine products assumes a constant prepayment rate of 14% per annum each month.

  As used in the following tables, the columns headed 80%, 90%, 100%, 110% and 120% assume that prepayments on the Contracts are made at Base Case Prepayment Rates of 80%, 90%, 100%, 110% and 120%, respectively. For example, 80% Base Case Prepayment Rate and 120% Base Case Prepayment Rate mean that Contracts related to horse trailers, sport vehicles, keyboard instruments and recreational vehicles have been assumed to have a prepayment rate equal to 14.4% CPR and 21.6% CPR, respectively; Contracts related to marine products have been assumed to have a prepayment rate equal to 80% and 120%, respectively, of the Prepayment Assumption for Contracts secured by marine products; Contracts related to motorcycles and aircraft have been assumed to have a prepayment rate equal to 24% CPR and 36% CPR, respectively; and Contracts related to trucks have been assumed to have a prepayment rate equal to 1.12% ABS and 1.68% ABS, respectively. NEITHER CPR NOR ABS PURPORTS TO BE AN HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF CONTRACTS, INCLUDING THE CONTRACTS.

  The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the percentages of the Base Case prepayment model set forth in the table; (ii) either Green Tree or the Servicer exercises its right of optional repurchase described above; (iii) the aggregate principal balance of the Initial
Contracts as of the Cutoff Date is $               and the Initial Contracts
have the characteristics described under "The Contract Pool"; (iv) the Additional Contracts have the characteristics set forth in the table following
this paragraph and are assumed to have their first payments due in      ; (v)
no interest shortfalls will arise in connection with prepayments in full of the Contracts; (vi) distributions are made on the Notes and the Certificates
on the 15th day of each month commencing in      ; and (vii) the Securities
are issued on       . No representation is made that the Contracts will not
experience delinquencies or losses.

     Assumed Characteristics of Additional Contracts as of the Cutoff Date

                                                              Weighted Average Weighted Average
                         Aggregate Principal Weighted Average  Original Term    Remaining Term
                         Balance Outstanding  Contract Rate       (Months)         (Months)
                         ------------------- ---------------- ---------------- ----------------
Horse Trailers..........    $                          %
Marine..................
Motorcycles.............
Trucks..................
Aircraft................
Sport Vehicles..........
Keyboard Instruments....
Recreational Vehicles...
                            ------------          -----             ---              ---
  Total.................    $                          %
                            ============          =====             ===              ===

  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Notes and Class B-1 Certificates and set forth the percentages of the original Principal Balance of each Class that would be outstanding after each of the dates shown, at the indicated percentages of the Base Case prepayment model. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

         Percentage of the Original Principal Balance of the Class A-1
                   Notes at the Respective Percentages of the
                  Base Case Prepayment Model Set Forth Below:

Date                                                 80%  90%  100%  110%  120%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
[Month] 15, 2000....................................
Weighted Average Life(1) (Years)....................
--------
(1) The weighted average life of a Class A-1 Note is determined by (i)
    multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-1 Note to the stated Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Note.

         Percentage of the Original Principal Balance of the Class A-2
                   Notes at the Respective Percentages of the
                  Base Case Prepayment Model Set Forth Below:

Date                                                 80%  90%  100%  110%  120%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
[Month] 15, 2000....................................
[Month] 15, 2001....................................
Weighted Average Life(1) (Years)....................
--------
(1) The weighted average life of a Class A-2 Note is determined by (i)
    multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-2 Note to the stated Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Note.

         Percentage of the Original Principal Balance of the Class A-3
                   Notes at the Respective Percentages of the
                  Base Case Prepayment Model Set Forth Below:

Date                                                 80%  90%  100%  110%  120%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
[Month] 15, 2000....................................
[Month] 15, 2001....................................
[Month] 15, 2002....................................
Weighted Average Life(1) (Years)....................

--------
(1) The weighted average life of a Class A-3 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-3 Note to the stated Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Note.

         Percentage of the Original Principal Balance of the Class A-4
                   Notes at the Respective Percentages of the
                  Base Case Prepayment Model Set Forth Below:

Date                                                80%   90%  100%  110%  120%
----                                                ----  ---  ----  ----  ----
Initial Percentage................................. 100%  100% 100%  100%  100%
[Month] 15, 2000...................................
[Month] 15, 2001...................................
[Month] 15, 2002...................................
[Month] 15, 2003...................................
Weighted Average Life(1) (Years)...................
--------
(1) The weighted average life of a Class A-4 Note is determined by (i)
    multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-4 Note to the stated Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-4 Note.

         Percentage of the Original Principal Balance of the Class A-5
                   Notes at the Respective Percentages of the
                  Base Case Prepayment Model Set Forth Below:

Date                                                80%   90%  100%  110%  120%
----                                                ----  ---  ----  ----  ----
Initial Percentage................................. 100%  100% 100%  100%  100%
[Month] 15, 2000...................................
[Month] 15, 2001...................................
[Month] 15, 2002...................................
[Month] 15, 2003...................................
[Month] 15, 2004...................................
[Month] 15, 2005...................................
Weighted Average Life(1) (Years)...................

--------
(1) The weighted average life of a Class A-5 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-5 Note to the stated Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-5 Note.

         Percentage of the Original Principal Balance of the Class A-6
                  Notes at the Respective Percentages of the Base Case Prepayment Model Set Forth Below:

Date                                                 80%  90%  100%  110%  120%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
[Month] 15, 2000....................................
[Month] 15, 2001....................................
[Month] 15, 2002....................................
[Month] 15, 2003....................................
[Month] 15, 2004....................................
[Month] 15, 2005....................................
[Month] 15, 2006....................................
[Month] 15, 2007....................................
Weighted Average Life(1) (Years)....................
--------
(1) The weighted average life of a Class A-6 Note is determined by (i)
    multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-6 Note to the stated Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-6 Note.

         Percentage of the Original Principal Balance of the Class A-7
                  Notes at the Respective Percentages of the Base Case Prepayment Model Set Forth Below:

Date                                                 80%  90%  100%  110%  120%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
[Month] 15, 2000....................................
[Month] 15, 2001....................................
[Month] 15, 2002....................................
[Month] 15, 2003....................................
[Month] 15, 2004....................................
[Month] 15, 2005....................................
[Month] 15, 2006....................................
[Month] 15, 2007....................................
Weighted Average Life(1) (Years)....................

--------
(1) The weighted average life of a Class A-7 Note is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Note by the number of years from the date of issuance of such Class A-7 Note to the stated Distribution Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-7 Note.

              Percentage of the Original Principal Balance of the
          Class B-1 Certificates at the Respective Percentages of the
                  Base Case Prepayment Model Set Forth Below:

Date                                                 80%  90%  100%  110%  120%
----                                                 ---  ---  ----  ----  ----
Initial Percentage.................................. 100% 100% 100%  100%  100%
[Month] 15, 2000....................................
[Month] 15, 2001....................................
[Month] 15, 2002....................................
[Month] 15, 2003....................................
[Month] 15, 2004....................................
[Month] 15, 2005....................................
[Month] 15, 2006....................................
[Month] 15, 2007....................................
Weighted Average Life(1) (Years)....................

--------
(1) The weighted average life of a Class B-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-1 Certificate to the stated Distribution Date,
    (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Certificate.

                            DESCRIPTION OF THE NOTES

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Notes," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

General

  The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made. U.S. Bank Trust National Association, a national banking association headquartered in St. Paul, Minnesota, will be the Indenture Trustee.

Distributions

  Noteholders will be entitled to receive distributions of interest and
principal on each Distribution Date commencing in      , to the extent that
funds available are sufficient therefor. Distributions on the Notes generally will be made from funds available first in respect on interest on the Notes, then in respect of principal on the Notes, in the manner and order of priority set forth below.

Interest

  Interest on the Principal Balance of each Class of Notes will accrue from
    , 1999, or from the most recent Distribution Date on which interest has been paid, to but excluding the following Distribution Date, at the Interest Rate for such Class. The "Principal Balance" of any Class of Notes as of any Distribution Date will be the Original Principal Balance of such Class minus all amounts previously distributed to the Noteholders of such Class in respect of principal.

  Interest on the Class A-1 and Class A-2 Notes will be calculated on the basis of the actual number of days elapsed in a 360-day year. Interest on all other Classes of Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

  Interest will be paid on the Senior Notes on each Distribution Date to the extent of funds available on such Distribution Date. In the event the funds available are not sufficient to make a full distribution of interest on the Senior Notes, the funds available will be applied pro rata to each Class of Senior Notes based on the amount payable to each such Class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Interest Rate for such Class, to the extent legally permissible.

  Interest will be paid on the Class A-6 Notes on each Distribution Date, to the extent of the remaining funds available on such Distribution Date after payment of (i) all interest accrued on the Senior Notes and (ii) the First Priority Principal Distribution Amount, if any (as described under "-- Principal" below). In the event the remaining funds available are not sufficient to make a full distribution of interest on the Class A-6 Notes, the remaining funds available will be applied to the payment of interest on the Class A-6 Notes and the amount of the shortfall will be added to the amount of interest payable on the Class A-6 Notes on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-6 Interest Rate, to the extent legally permissible.

  Interest will be paid on the Class A-7 Notes on each Distribution Date, to the extent of the remaining funds available on such Distribution Date after payment of (i) all interest accrued on the Senior Notes, (ii) the First Priority Principal Distribution Amount (if any), (iii) all interest accrued on the Class A-6 Notes, and (iv) the Second Priority Principal Distribution Amount, if any (as described under "--Principal" below). In the event the remaining funds available are not sufficient to make a full distribution of interest on the Class A-7 Notes, the remaining funds available will be applied to the payment of interest on the Class A-7 Notes and the amount of the shortfall will be added to the amount of interest payable on the Class A-7 Notes on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-7 Interest Rate, to the extent legally permissible.

Principal

  Noteholders will be entitled to receive on each Distribution Date as payment of principal, in the manner and order of priority set forth below, an amount equal to the Total Principal Distribution Amount for such Distribution Date. Such amount will paid as principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full, then on the Class A-2 Notes until the Class A-2 Notes have been paid in full, and so on for the remaining Classes of Notes until the Class A-7 Notes have been paid in full.

  To the extent not paid in full prior to such date, the outstanding principal amount of each Class of Notes will be payable on the following "Final Scheduled Distribution Date" for such Class:

    Class A-1:

    Class A-2:

    Class A-3:

    Class A-4:

    Class A-5:

    Class A-6:

    Class A-7:

  The "Total Principal Distribution Amount" for any Distribution Date will equal:

    (i) the Formula Principal Distribution Amount for such Distribution Date (described below), plus

    (ii) the aggregate of all Formula Principal Shortfalls, if any, for prior Distribution Dates (described below), plus

    (iii) the First Priority Principal Distribution Amount, if any (described below), the Second Priority Principal Distribution Amount, if any (described below), the Third Priority Principal Distribution Amount, if any (described below), and the Fourth Priority Principal Distribution Amount, if any (described below), for such Distribution Date, minus

    (iv) all amounts actually paid on the Notes and Certificates on prior Distribution Dates in respect of a First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount, Third Priority Principal Distribution Amount, or Fourth Priority Principal Distribution Amount.

  The "Formula Principal Distribution Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period (as defined below), in each case computed in accordance with the method specified in each Contract:

    (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period (after adjustments for previous Partial Principal Prepayments and after any adjustments to a Contract's amortization schedule as a result of a bankruptcy or similar proceeding involving the related Obligor),

    (ii) the Scheduled Principal Balance (as defined below) of each Contract which, during the related Monthly Period, was purchased by Green Tree pursuant to the Sale and Servicing Agreement on account of a breach of a representation or warranty,

    (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received on Contracts during the related Monthly Period,

    (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract (as defined below) during the related Monthly Period, plus the amount of any reduction in the outstanding principal balance of a Contract during such Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor,

    (v) without duplication of the foregoing, all collections in respect of principal on the Contracts received during the current month up to and including the third Business Day prior to such Distribution Date (but in no event later than the 10th day of the month in which such Distribution Date occurs), minus

    (vi) the amount, if any, included in the Formula Principal Distribution Amount for the preceding Distribution Date by virtue of clause (v) above.

  A "Monthly Period" with respect to a Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs; provided that the Monthly Period with respect to the first Distribution Date is the two calendar months immediately preceding the month in which such Distribution Date occurs. The "Scheduled Principal Balance" of a Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, and after giving effect to any adjustments due to bankruptcy or similar proceedings. A "Liquidated Contract"means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related Product have been recovered or any defaulted Contract in respect of which the related Product has been realized upon and disposed of and the proceeds of such disposition have been received.

  In the event the remaining funds available for such Distribution Date are not sufficient to make a full distribution of the Formula Principal Distribution Amount, the amount of such deficiency (the "Formula Principal Shortfall" for such Distribution Date) will be added to the Total Principal Distribution Amount for the next Distribution Date.

  In the unlikely event that on any Distribution Date,

    (i) the aggregate Principal Balance of the Senior Notes

  is greater than

    (ii) the Pool Scheduled Principal Balance as of the immediately preceding Distribution Date, minus the aggregate Scheduled Principal Balance of all Defaulted Contracts,

the amount of such deficiency (the "First Priority Principal Distribution Amount") will be payable as an additional payment of principal on the Class of Notes then entitled to receive the Total Principal Distribution Amount, from funds available for distribution on such Distribution Date after the payment of all interest then payable on the Senior Notes but prior to the payment of interest then payable on the Class A-6 Notes.

  The "Pool Scheduled Principal Balance" as of any Distribution Date is the aggregate Scheduled Principal Balance of all Contracts. A "Defaulted Contract" is any Contract as to which the Servicer has commenced repossession procedures or assigned such Contract to a third party for repossession or other enforcement, but which has not become a Liquidated Contract.

  Similarly, in the event that on any Distribution Date,

    (i) the aggregate Principal Balance of the Senior Notes, plus the Principal Balance of the Class A-6 Notes, minus the amount of any First Priority Principal Distribution Amount paid on such Distribution Date, is greater than

    (ii) the Pool Scheduled Principal Balance as of the immediately preceding Distribution Date, minus the aggregate Scheduled Principal Balance of all Defaulted Contracts,

the amount of such deficiency (the "Second Priority Principal Distribution Amount") will be payable as an additional payment of principal on the Class of Notes then entitled to receive the Total Principal Distribution Amount, from funds available for distribution on such Distribution Date after the payment of all interest then payable on the Senior Notes, the First Priority Principal Distribution Amount and all interest then payable on the Class A-6 Notes, but prior to the payment of interest then payable on the Class A-7 Notes.

  Similarly, in the event that on any Distribution Date,

    (i) the aggregate Principal Balance of the Notes, minus the amount of any First Priority Principal Distribution Amount paid on such Distribution Date, and minus the amount of any Second Priority Principal Distribution Amount paid on such Distribution Date, is greater than

    (ii) the Pool Scheduled Principal Balance as of the immediately preceding Distribution Date, minus the aggregate Scheduled Principal Balance of all Defaulted Contracts,

the amount of such deficiency (the "Third Priority Principal Distribution Amount") will be payable as an additional payment of principal on the Class of Notes then entitled to receive the Total Principal Distribution Amount, from funds available for distribution on such Distribution Date after the payment of all interest then payable on the Senior Notes, the First Priority Principal Distribution Amount, all interest then payable on the Class A-6 Notes, the Second Priority Principal Distribution Amount and all interest then payable on the Class A-7 Notes, but prior to the payment of interest then payable on the Class B-1 Certificates.

  Similarly, in the event that on any Distribution Date,

    (i) the aggregate Principal Balance of the Notes, plus the Principal Balance of the Class B-1 Certificates, minus the amount of any First Priority Principal Distribution Amount paid on such Distribution Date, minus the amount of any Second Priority Principal Distribution Amount paid on such Distribution Date, and minus the amount of any Third Priority Principal Distribution Amount paid on such Distribution Date, is greater than

    (ii) the Pool Scheduled Principal Balance as of the immediately preceding Distribution Date, minus the aggregate Scheduled Principal Balance of all Defaulted Contracts,

the amount of such deficiency (the "Fourth Priority Principal Distribution Amount") will be payable as an additional payment of principal on the Class of Notes or Class B-1 Certificates then entitled to receive the Total Principal Distribution Amount, from funds available for distribution on such Distribution Date after the payment of all interest then payable on the Senior Notes, the First Priority Principal Distribution Amount, all interest then payable on the Class A-6 Notes, the Second Priority Principal Distribution Amount, all interest then payable on the Class A-7 Notes, the Third Priority Principal Distribution Amount and all interest then payable on the Class B-1 Certificates, but prior to the payment of the Formula Principal Distribution Amount.

Subordination of Class A-6 and Class A-7 Notes

  Notwithstanding the Events of Default described in the Prospectus under the caption "The Notes--The Indenture--Events of Default; Rights Upon Event of Default," until the Senior Notes have been paid in full, the failure to pay interest due on the Class A-6 or Class A-7 Notes will not be an Event of Default. Upon the occurrence and during the continuation of an Event of Default that has resulted in an acceleration of the Notes or following an Insolvency Event or dissolution with respect to the General Partner, no distributions of principal and interest on the Class A-6 or Class A-7 Notes will be made until payment in full of principal and interest on the Senior Notes.

  Similarly, if the Senior Notes have been paid in full but the Class A-6 Notes have not been paid in full, the failure to pay interest due on the Class A-7 Notes will not be an Event of Default. Upon the occurrence and during the continuation of an Event of Default that has resulted in an acceleration of the Notes or following an Insolvency Event or dissolution with respect to the General Partner, no distributions of principal and interest on the Class A-7 Notes will be made until payment in full of principal and interest on the Class A-6 Notes.

Optional Redemption

  The Notes will be redeemed in whole, but not in part, on any Distribution Date on which Green Tree exercises its option to purchase the Contracts. Green Tree may purchase the Contracts when the Pool Scheduled Principal Balance has declined to 10% or less of the Cutoff Date Pool Principal Balance, as described in the accompanying Prospectus under "Description of the Trust Documents--Termination." The "Pool Scheduled Principal Balance" is the aggregate Scheduled Principal Balance of all outstanding Contracts during a Monthly Period. Such redemption would effect early retirement of the Class A-7 Notes. The redemption price will be equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon.

Book-Entry Registration

  Holders of the Notes may hold through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede & Co., as nominee for DTC, will hold the Notes. CEDEL and Euroclear will hold omnibus positions in the Notes on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  For a description of transfers between persons holding directly or indirectly through DTC, see "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

  Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

General

  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement, as executed, will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

Distributions

  Certificateholders will be entitled to receive on each Distribution Date commencing in October 1998, to the extent that funds available together with the Guaranty Payment described below are sufficient therefor, distributions of interest and principal in the manner and order of priority set forth below.

  To the extent not paid in full prior to such date, the outstanding principal amount of each Class of Certificates will be payable on the following "Final Scheduled Distribution Date" for such Class:

    Class B-1:

    Class B-2:

Class B-1 Interest

  Interest on the Principal Balance of the Class B-1 Certificates will accrue from September 28, 1998, or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class B-1 Rate. The "Class B-1 Principal Balance" as of any Distribution Date will be the Original Principal Balance of such Class minus all amounts previously distributed to the Class B-1 Certificateholders in respect of principal.

  Interest will be paid on the Class B-1 Certificates on each Distribution Date to the extent of funds available on such Distribution Date, after payment of
(i) interest on the Notes, (ii) the First Priority Principal Distribution Amount (if any), (iii) the Second Priority Principal Distribution Amount (if any) and (iv) the Third Priority Principal Distribution Amount (if any).

  In the event the remaining funds available are not sufficient to make a full distribution of interest on the Class B-1 Certificates, the remaining funds available will be applied to the payment of interest on such Class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class B-1 Rate to the extent legally permissible. See "Description of the Certificates."

Class B-1 Principal

  No distributions of principal on the Class B-1 Certificates will be payable until all of the Notes have been paid in full. On each Distribution Date commencing on the Distribution Date on which the Notes are paid in full, principal will be paid on the Class B-1 Certificates in an amount equal to the Total Principal Distribution Amount for such Distribution Date, to the extent of funds available on such Distribution Date after payment of interest on the Class B-1 Certificates.

Class B-2 Interest

  Interest on the Principal Balance of the Class B-2 Certificates will accrue from September 28, 1998, or from the most recent Distribution Date, to but excluding the following Distribution Date, at the Class B-2 Rate. The "Class B-2 Principal Balance" as of any Distribution Date will be the Original Principal Balance of such Class minus all amounts previously distributed to the Class B-2 Certificateholders in respect of principal.

  Interest will be paid on the Class B-2 Certificates on each Distribution Date to the extent of funds available on such Distribution Date, after payment of all interest and principal then payable on the Notes and the Class B-1 Certificates.

  In the event the remaining funds available are not sufficient to make a full distribution of interest on the Class B-2 Certificates, the remaining funds available will be applied to the payment of interest on such Class and the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class B-2 Rate, to the extent legally permissible.

Class B-2 Principal

  No distributions of principal on the Class B-2 Certificates will be payable until all of the Class B-1 Certificates have been paid in full (other than a Class B-2 Principal Liquidation Loss paid by Green Tree pursuant to the Limited Guaranty). On each Distribution Date commencing on the Distribution Date on which the Class B-1 Certificates are paid in full, principal will be paid on the Class B-2 Certificates in an amount equal to the Total Principal Distribution Amount for such Distribution Date, to the extent of funds available on such Distribution Date after payment of interest on the Class B-2 Certificates.

Limited Guaranty

  In order to mitigate the effect of the subordination of the Certificates and the effect of liquidation losses and delinquencies on the Contracts, the Class B-2 Certificateholders are entitled to receive on each Distribution Date the amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Guaranty Payment for any Distribution Date will equal the difference, if any, between the Class B-2 Distributable Amount and the remaining funds available in the Collection Account after payment of all interest and principal on the Notes and Class B-1 Certificates. The "Class B-2 Distributable Amount" equals the unpaid and accrued interest on the Class B-2 Certificates, plus on each Distribution Date commencing on the Distribution Date on which the Notes and the Class B-1 Certificates are paid in full, principal in an amount equal to the Total Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Class B-1 Certificates are paid in full, the portion thereof payable on the Class B-1 Certificates), plus any Class B-2 Principal Liquidation Loss for such Distribution Date (described below under "--Losses on Liquidated Contracts").

  The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other enhancement arrangement. The ratings assigned to the Certificates may be affected by the ratings of Green Tree's debt securities. Green Tree's senior debt securities were recently downgraded by S&P to "BBB-" and upgraded by Fitch to "BBB+" which has been reflected in the ratings assigned to the Class B-2 Certificates. See "Summary of Terms--Ratings."

  The Limited Guaranty will not benefit in any way, or result in any payment to, the Noteholders or the Class B-1 Certificateholders.

  As compensation for servicing the Contracts and providing the Limited Guaranty, Green Tree will be entitled to receive the Monthly Servicing and Guaranty Fee on each Distribution Date, which will be equal to the Amount Available remaining after payment of the Class B-2 Distributable Amount.

Optional Prepayment

  If Green Tree exercises its option to purchase the Contracts when the Pool Scheduled Principal Balance declines to 10% or less of the Cutoff Date Pool Principal Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding principal amount together with accrued interest at the applicable Pass-Through Rate, which distribution will effect early retirement of the Certificates. See "Description of the Trust Documents-- Termination" in the accompanying Prospectus.

Transfers of Certificates

  Certificateholders, other than individuals or entities holding Certificates through a broker who reports sales of securities on Form 1099-B, are required under the Trust Agreement to notify the Owner Trustee of any transfer of their Certificates in a taxable sale or exchange within 30 days of such transfer.

Losses on Liquidated Contracts

  As described above, the distribution of principal to the Securities is intended to equal the Total Principal Distribution Amount. Such amount includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Monthly Period preceding such Distribution Date. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree and then by the Class B-2 Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Class B-2 Certificateholders).

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the sum of the aggregate outstanding Principal Balance of the Notes and the Certificates after giving effect to all distributions of principal on such Distribution Date, then Green Tree will be obligated to pay the amount of such deficiency (a "Class B-2 Principal Liquidation Loss") under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the Class B-2 Principal Balance would not be reduced and interest would continue to accrue on the full Class B-2 Principal Balance. Securityholders would, however, be entitled to receive such unpaid amount as part of the Total Principal Distribution Amount prior to any payment of the Monthly Servicing and Guaranty Fee to Green Tree on any subsequent Distribution Date.

                DESCRIPTION OF THE TRUST DOCUMENTS AND INDENTURE

  The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (together, the "Trust Documents") and the Indenture. Forms of the Trust Documents and Indenture, as executed, have been filed as exhibits to the Registration Statement. A copy of each of the Trust Documents and Indenture will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents and Indenture. The following summary supplements, the description of the general terms and provisions of the Trust Documents and Indenture (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

Accounts

  The Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which all payments made on or with respect to the Contracts will be deposited (the "Collection Account"). The Servicer will establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account"). See "Description of the Trust Documents--Collections" in the accompanying Prospectus.

Distributions

  On each Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute from the Collection Account the Amount Available in the following order of priority:

    1. If Green Tree or an affiliate is no longer the Servicer, then to the Servicer, the Monthly Servicing Fee for the related Monthly Period.

    2. To the Servicer, reimbursement for advances made with respect to delinquent payments that were recovered during the prior Monthly Period.

    3. To the Note Distribution Account, all accrued interest on the Senior
  Notes.

    4. To the Note Distribution Account, the First Priority Principal Distribution Amount, if any.

    5. To the Note Distribution Account, all accrued interest on the Class A-6 Notes.

    6. To the Note Distribution Account, the Second Priority Principal Distribution Amount, if any.

    7. To the Note Distribution Account, all accrued interest on the Class A-7 Notes.

    8. To the Note Distribution Account, the Third Priority Principal Distribution Amount, if any.

    9. To the Certificate Distribution Account, all accrued interest on the Class B-1 Certificates;

    10. To the Note Distribution Account (or, if all the Notes have been paid in full, to the Certificate Distribution Account), the Fourth Priority Principal Distribution Amount, if any.

    11. To the Note Distribution Account (or, if all the Notes have been paid in full, to the Certificate Distribution Account), the remaining Total Principal Distribution Amount.

    12. To the Certificate Distribution Account, all accrued interest on the Class B-2 Certificates.

    13. To the Certificate Distribution Account, the remaining Total Principal Distribution Amount (for payment to the Class B-2 Certificates, if the Notes and the Class B-1 Certificates have been paid in full).

    14. To Green Tree, any remaining amount as the Monthly Servicing and Guaranty Fee.

  On each Distribution Date, the Indenture Trustee or its Paying Agent will distribute all amounts on deposit in the Note Distribution Account in payment of interest and principal on the Notes in the manner described above.

  On each Distribution Date, the Owner Trustee or its Paying Agent will distribute all amounts on deposit in the Certificate Distribution Account, plus any Guaranty Payment made by Green Tree, in payment of interest and principal on the Certificates in the manner described above.

  For the purposes hereof, the following terms shall have the following meanings:

  "Amount Available" with respect to any Distribution Date, means generally the sum of payments on the Contracts due and received during the related Monthly Period, prepayments and other unscheduled collections received during the related Monthly Period, all collections in respect of principal on the Contracts received during the current month up to and including the third Business Day prior to such Distribution Date (but in no event later than the 10th day of the month in which the Distribution Date occurs), any amounts deposited in respect of Purchased Contracts, any Guaranty Payment, and all earnings from the investment of funds in the Collection Account, minus, with respect to all Distribution Dates other than the Distribution Date in October 1998, all collections of principal on the Contracts received during the related Monthly Period up to and including the third Business Day prior to the preceding Distribution Date (but in no event later than the 10th day of the prior month).

  The "Formula Principal Distribution Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Contract:

    (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period (after adjustments for previous Partial Principal Prepayments and after any adjustments to a Contract's amortization schedule as a result of a bankruptcy or similar proceeding involving the related Obligor),

    (ii) the Scheduled Principal Balance of each Contract which, during the related Monthly Period, was purchased by Green Tree pursuant to the Sale and Servicing Agreement on account of a breach of a representation or warranty,

    (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received on Contracts during the related Monthly Period,

    (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract (as defined below) during the related Monthly Period, plus the amounts of any reduction in the outstanding principal balance of a Contract during such Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor,

    (v) without duplication of the foregoing, all collections in respect of principal on the Contracts received during the current month up to and including the third business day prior to such Distribution Date (but in no event later than the 10th day of the month in which such Distribution Date occurs), minus

    (vi) the amount, if any, included in the Formula Principal Distribution Amount for the preceding Distribution Date by virtue of clause (v) above.

  "Liquidated Contract" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related Product have been recovered; provided that any defaulted Contract in respect of which the related Product has been realized upon and disposed of and proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

  "Purchased Contract" means a Contract (i) that Green Tree has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Green Tree of a representation or warranty made by Green Tree with respect to such Contract or (ii) that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Contract.

  "Principal Balance" means, with respect to any Distribution Date and any Class of Notes or Certificates, the Original Principal Balance of such Class minus all amounts previously distributed in respect of principal of such Class.

Statements to Securityholders

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders and to the Owner Trustee a statement to be delivered to the Certificateholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, and each such statement to be delivered to Certificateholders will include the following information as to the Certificates, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each Class of Notes and Certificates;

    (ii) the amount of the distribution allocable to principal on or with respect to each Class of Notes and Certificates;

    (iii) the aggregate outstanding principal balance and the Note Pool Factor for each Class of Notes and the Certificate Principal Balance and the Certificate Pool Factor for each Class of Certificates after giving effect to all payments reported under (ii) above on such date;

    (iv) the Interest Shortfall for each Class of Notes, the Interest Shortfall for each Class of Certificates, if any, and the change in such amounts from the preceding statement;

    (v) the amount, if any, of Class B-2 Principal Liquidation Losses, aggregate unreimbursed Class B-2 Principal Liquidation Losses since the Closing Date and the amount of the distribution allocable to such losses for the Class B-2 Certificates;

    (vi) the amount, if any, of the Guaranty Payment;

    (vii) the amount of the Monthly Servicing and Guaranty Fee paid to the Servicer;

    (viii) the number and aggregate principal balances of delinquent Contracts, the number of Products repossessed and repossessed and remaining in inventory and the number of Contracts that became Liquidated Contracts with respect to the immediately preceding Monthly Period; and

    (ix) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates.

  Each amount set forth pursuant to subclauses (i) through (vi) with respect to Notes or Certificates will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Principal Balance, as applicable.

  Unless and until Definitive Notes are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the nominee of DTC. Note Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee. See "Reports to Securityholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying Prospectus.

  Within the required period of time after the end of each calendar year, the Indenture Trustee and the Owner Trustee, as applicable, will furnish to each person who at any time during such calendar year was a

Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as Green Tree deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

Termination

  As described in the Prospectus under "Description of the Trust Documents-- Termination," Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Monthly Period as of the last day of which the Pool Scheduled Principal Balance is equal to or less than 10% of the Cutoff Date Pool Principal Balance, all remaining Contracts and the other remaining Trust Property at a price equal to the unpaid principal amount of the Securities, plus accrued and unpaid interest thereon. The exercise of this right will effect an early retirement of the Certificates and the Class A-7 Notes.

Administrator

  Green Tree Financial Servicing Corporation, a Delaware corporation (the "Administrator"), will provide the notices and perform other administrative obligations required by the Indenture and the Trust Agreement. The Administrator, a subsidiary of Green Tree, will enter into an Administration Agreement with the Trust and the Indenture Trustee relating to its duties and obligations as Administrator.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The following is a general discussion of certain federal and state income tax consequences relating to the purchase, ownership, and disposition of the Notes and the Certificates. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. For additional information regarding federal and state income tax consequences, see "Certain Federal Income Tax Consequences--Owner Trust Series" and "Certain State Income Tax Consequences" in the Prospectus.

  Prospective investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed herein or in the accompanying Prospectus, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

  In the opinion of [counsel to Green Tree], for federal and Minnesota income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Certificateholder, by the acceptance of a Certificate, agrees to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. The Notes will not be issued with original issue discount ("OID").

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

  Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Green Tree believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, the Underwriters, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type of asset invested and the position of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; and PTCE 96-23, regarding transactions effected by "in-house asset managers."

  The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (including an insurance company acting on behalf of its general account). Prior to its purchase of a Certificate, each Certificateholder must certify in writing to Green Tree, the Owner Trustee, the Underwriters and the Servicer that its purchase of such Certificate will satisfy certain conditions specified in the exemptive relief granted by, and regulations proposed by, the Department of Labor. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in PTCE 95-60 and proposed by the Department of Labor in proposed ERISA regulation Section 2550.401(c)-1, 62 Fed. Reg. 66908 (December 22, 1997). For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Such plans may, however, be subject to the provisions of other applicable federal and state laws, including, for any such governmental or church plan qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code.

  A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

  The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from Green Tree the respective principal amounts of Notes and Class B-1 Certificates set forth opposite their names below:

                                   Class A-1  Class A-2  Class A-3   Class A-4
                                     Notes      Notes      Notes       Notes
                                   ---------- ---------- ---------- ------------
[Underwriters].................... $           $         $           $
[Underwriters]....................
[Underwriters]....................
[Underwriters]....................
                                   ---------- ---------- ----------  ----------
  Totals.......................... $          $          $           $
                                   ========== ========== ==========  ==========
                                   Class A-5  Class A-6  Class A-7   Class B-1
                                     Notes      Notes      Notes    Certificates
                                   ---------- ---------- ---------- ------------
[Underwriters].................... $          $          $           $
[Underwriters]....................
[Underwriters]....................
[Underwriters]....................
                                   ---------- ---------- ----------  ----------
  Totals.......................... $          $          $           $
                                   ========== ========== ==========  ==========

  The Underwriting Agreement provides that the Underwriters are obligated to purchase all of the Offered Securities offered hereby, if any of such Offered Securities are purchased.

  Green Tree has been advised by the Underwriters that they propose initially to offer the Offered Securities to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Note Principal Balance or Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                                           Selling   Reallowance
     Class                                                Concession  Discount
     -----                                                ---------- -----------
     A-1.................................................       %           %
     A-2.................................................       %           %
     A-3.................................................       %           %
     A-4.................................................       %           %
     A-5.................................................       %           %
     A-6.................................................       %           %
     A-7.................................................       %           %
     B-1.................................................       %           %

  Until the distribution of the Offered Securities is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Securities. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Securities.

  If the Underwriters create a short position in the Offered Securities in connection with the offering, i.e., if they sell more Offered Securities than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Offered Securities in the open market.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither Green Tree nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Securities. In addition, neither Green Tree nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriting Agreement provides that Green Tree will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriters may be required to make in respect thereof.

  Each of the Underwriters has represented, warranted and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

  The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and each of the Underwriters has agreed that it will not offer or sell any of the Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Green Tree does not intend to apply for listing of the Offered Securities on a national securities exchange, but has been advised by the Underwriters that the Underwriters currently intend to make a market in the Offered Securities, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Securities and any such market may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Securities.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, Green Tree and the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

  Certain matters with respect to the legality of the Notes and Certificates and with respect to the federal and Minnesota income tax matters discussed under "Certain Federal and State Income Tax Consequences" will be passed upon for Green Tree by [counsel to Green Tree]. The validity of the Notes and Certificates will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Notes"). Investors in the Global Notes may hold such Global Notes through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Notes through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

  Non-U.S. holders (as described below) of Global Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Notes through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or

Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Notes to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the Notes to the DTC Participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the bank-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Notes from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Notes holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

    Exemption for non-U.S. Person with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation or an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED FEBRUARY   , 1999
PROSPECTUS

              Green Tree Recreational, Equipment & Consumer Trusts
                           Asset-Backed Certificates
                               Asset-Backed Notes

                                  -----------

                        Green Tree Financial Corporation
                             (Seller and Servicer)

                                  -----------

  We are offering Asset-Backed Certificates and Asset-Backed Notes under this Prospectus and a prospectus supplement. A prospectus supplement will be prepared separately for each series of securities offered. A prospectus supplement may offer Asset-Backed Certificates (which we will refer to as "Certificates"), or Asset-Backed Notes (which we will refer to as "Notes"), or both. We will refer to Certificates and Notes collectively as "Securities" in this Prospectus, and to each separate series of Securities as a "Series." Green Tree Financial Corporation will form a trust for each Series and deposit a pool of contracts in the trust, and the trust will issue the Securities of that Series. Payments of principal and interest on the Securities of any Series will depend primarily on payments made on the related pool of contracts. The Securities of any Series may comprise several different classes. A trust may also issue one or more other classes of certificates or notes that will not be offered under this Prospectus.

  The right of each class of Securities within a Series to receive payments may be senior or subordinate to the rights of one or more of the other classes of Securities. In addition, a Series of Securities may include one or more classes which on the one hand are subordinated to one or more classes of Securities, while on the other hand are senior to one or more classes of Securities. The rate of principal and interest payment on the Securities of any class will depend on the priority of payment of that class and the rate and timing of payments on the contracts owned by that trust.

                                  -----------

  The Securities will represent interests in, or obligations of, the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

  This Prospectus may not be used to consummate sales of any Securities unless accompanied by the prospectus supplement relating to that Series.

               The date of this Prospectus is February   , 1999.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

  We tell you about the Securities in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which many not apply to a particular Series of Securities, including your Series; and (b) the prospectus supplement related to the particular terms of your Series of Securities.

  If the terms of your Series of Securities described in the prospectus supplement varies from this Prospectus, you should rely on the information in your prospectus supplement.

  You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these Securities. The information in this document may only be accurate on the date of this document.

  Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the Securities. These types of transactions may include stabilizing, the purchase of Securities to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

                      REPORTS TO HOLDERS OF THE SECURITIES

  We will provide to the holders of the Securities of each Series certain monthly and annual reports concerning the Securities and the related trust. For a more complete description of the reports you will receive, please read the section entitled "Certain Information Regarding the Securities--Statements to Securityholders."

                      WHERE YOU CAN FIND MORE INFORMATION

  Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

     New York Regional Office              Chicago Regional Office
     Seven World Trade Center              Citicorp Center
     Suite 1300                            500 West Madison Street, Suite 1400
     New York, NY 10048                    Chicago, IL 60661

  Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

  The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information.

  All documents filed by the Servicer, on behalf of any trust, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Securities issued by that trust, will be incorporated by reference into this Prospectus.

                     SUMMARY OF THE TERMS OF THE SECURITIES

  This summary highlights selected information regarding the Securities, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Securities, read this entire Prospectus and the accompanying prospectus supplement.

Securities Offered.................... Green Tree Financial Corporation will create a trust and deposit a pool of
                                       contracts in the trust. The trust may
                                       issue Certificates, or Notes, or both.
                                       This Prospectus describes multiple
                                       trusts that Green Tree Financial
                                       Corporation will create from time to
                                       time. Each trust will issue a separate
                                       Series of Securities. Payments on the
                                       Securities will be made primarily from
                                       payments on the related pool of
                                       contracts.

Seller and Servicer................... Green Tree Financial Corporation, 1100
                                       Landmark Towers, 345 St. Peter Street,
                                       St. Paul, Minnesota 55102, telephone:
                                       (651) 293-3400. We refer to Green Tree
                                       Financial Corporation in this
                                       Prospectus as "Green Tree."

Risk Factors.......................... There are special considerations that are important to a decision to invest
                                       in the Certificates. You should read
                                       carefully the section entitled "Risk
                                       Factors" beginning on page 12 of this
                                       Prospectus.

The Contracts......................... The contracts underlying a Series of
                                       Securities form a contract pool. The
                                       contracts in a contract pool will be
                                       installment sales contracts and
                                       promissory notes for the purchase of a
                                       variety of products. The contracts and
                                       the products whose purchase they
                                       finance are described in the sections
                                       entitled "The Contracts" and "Green
                                       Tree Financial Corporation--Purchase of
                                       Contracts."

                                       The prospectus supplement for each
                                       Series will provide information about
                                       the contracts in that contract pool,
                                       including the following:

                                       . the aggregate principal balance of
                                         the contracts, as of a date specified
                                         in the prospectus supplement;

                                       . the weighted average and range of
                                         contractual rates of interest on the
                                         contracts;

                                       . the weighted average and ranges of
                                         terms to scheduled maturity of the
                                         contracts as of origination and as of
                                         a date specified in the prospectus
                                         supplement;

                                       . the average outstanding principal
                                         balance of the contracts as of a date
                                         specified in the prospectus
                                         supplement;

                                       . the range of loan-to-value ratios;
                                         and

                                        the portions of the contract pool
                                        representing loans for each type of
                                        product financed.

                                       If we so specify in the related
                                       prospectus supplement, the trust may
                                       purchase additional contracts from
                                       Green Tree after the date of issuance
                                       of that Series, from funds on deposit
                                       in a pre-funding account.

                                       The contracts will have been originated
                                       by Green Tree on an individual basis in
                                       the ordinary course of its business,
                                       unless we specify otherwise in the
                                       related prospectus supplement.

Description of the Notes.............. If the Series of Securities being offered includes any classes of Notes,
                                       the terms of those Notes will be
                                       specified in the related prospectus
                                       supplement.

                                       Any Notes issued by a trust will be
                                       issued pursuant to an Indenture between
                                       the trust and an indenture trustee. The
                                       related prospectus supplement will
                                       identify the indenture trustee for that
                                       series of Notes and provide more
                                       information about the indenture
                                       trustee. The Notes will be payable
                                       primarily from payments collected on
                                       the related contract pool.

                                       If we so specify in the related
                                       prospectus supplement, a Series of
                                       Notes may include one or more classes
                                       with different rights to payments of
                                       principal and interest, including
                                       classes which:

                                       . are entitled to receive only
                                         distributions of interest,

                                       . are entitled to receive only
                                         distributions of principal,

                                       . are entitled to receive principal on
                                         a planned amortization schedule or a
                                         targeted amortization schedule, or

                                       . are entitled to receive principal
                                         only after other classes have
                                         received a specified amount of
                                         principal.

                                       We will issue the Notes in fully
                                       registered form in the authorized
                                       denominations that we specify in the
                                       related prospectus supplement. No
                                       government agency or other insurer will
                                       guarantee or insure the Notes, unless
                                       we otherwise specify in the related
                                       prospectus supplement. Similarly, no
                                       government agency or other insurer will
                                       guarantee or insure payments on the
                                       contracts, except as we specify in this
                                       Prospectus and in the related
                                       prospectus supplement.

Subordinated Notes.................... We may subordinate one or more classes of any Series of Notes, as specified in
                                       the related prospectus
                                       supplement. The rights of holders of
                                       subordinated Notes to receive any or a
                                       portion of distributions with respect
                                       to the contracts will be subordinated
                                       to the rights of holders of senior
                                       Notes to the extent and in the manner
                                       we specify in the related prospectus
                                       supplement. If a Series of Notes
                                       contains more than one class of
                                       subordinated Notes, distributions and
                                       losses will be allocated among those
                                       classes in the manner specified in the
                                       related prospectus supplement. The
                                       rights of holders of subordinated
                                       Notes, to the extent not subordinated,
                                       may be on a parity with holders of
                                       senior Notes. By subordinating a class
                                       of Notes, we intend to:

                                       . enhance the likelihood of regular
                                         receipt by holders of senior Notes of
                                         the full amount of scheduled monthly
                                         payments of principal and interest
                                         due them, and

                                       . protect holders of senior Notes
                                         against losses.

                                       In addition, the trust may issue one or
                                       more classes of Certificates that would
                                       also be subordinated to the Notes, and
                                       thereby provide credit enhancement for
                                       the Notes.

                                       If we so specify in the applicable
                                       prospectus supplement, we may entitle
                                       some classes of subordinated Notes the
                                       benefits of other forms of credit
                                       enhancement that would benefit only
                                       those subordinated Notes.

Credit Enhancement for the Notes...... As an alternative, or in addition, to the credit enhancement afforded by
                                       subordination of the subordinated
                                       Notes, we may provide credit
                                       enhancement with respect to a Series of
                                       Notes by pool insurance, letters of
                                       credit, surety bonds, a guarantee of
                                       Green Tree, cash reserve funds or other
                                       forms of enhancement acceptable to each
                                       nationally recognized rating agency
                                       rating a Series of Notes. We will
                                       describe any such credit enhancement in
                                       the related prospectus supplement.

Interest on the Notes................. The trust will pay interest on the
                                       Notes on the dates specified in the
                                       related prospectus supplement. The
                                       related prospectus supplement will
                                       describe the interest rate, if any, for
                                       each class or the method of determining
                                       the interest rate. This rate may be
                                       fixed, variable or adjustable, as
                                       specified in the related prospectus
                                       supplement. For a more complete
                                       description of interest payable on the
                                       Notes, see "Yield and Prepayment
                                       Considerations" and "The

                                       Notes" in this Prospectus. As we
                                       specify in the related prospectus
                                       supplement, classes of a Series of
                                       Notes may not be entitled to receive
                                       interest or may be entitled to receive
                                       interest which is not proportionate to
                                       the principal allocable to such Notes.

Principal (Including Prepayments) on
 the Notes............................ Principal will be paid on the Notes on each payment date, except as we
                                       otherwise describe in the related
                                       prospectus supplement. Some classes of
                                       Notes may not be entitled to payments
                                       of principal until other classes of
                                       Notes have received a specified amount
                                       of principal. For a more complete
                                       description of principal payments on
                                       the Notes, see "Yield and Prepayment
                                       Considerations" and "The Notes" in this
                                       Prospectus.

Description of the Certificates....... If the Series of Securities being offered includes any classes of
                                       Certificates, the terms of those
                                       Certificates will be specified in the
                                       related prospectus supplement.

                                       Any Certificates issued by a trust will
                                       be issued pursuant to either (i) a
                                       Trust Agreement between Green Tree and
                                       an owner trustee, or (ii) a Pooling and
                                       Servicing Agreement between Green Tree
                                       and a trustee. The related prospectus
                                       supplement will identify the owner
                                       trustee or trustee for that series of
                                       Certificates and provide more
                                       information about the owner trustee or
                                       trustee. The Certificates will be
                                       payable primarily from payments
                                       collected on the related contract pool.

                                       If we so specify in the related
                                       prospectus supplement, a Series of
                                       Certificates may include one or more
                                       classes with different rights to
                                       payments of principal and interest,
                                       including classes which:

                                       . are entitled to receive only
                                         distributions of interest,

                                       . are entitled to receive only
                                         distributions of principal,

                                       . are entitled to receive principal on
                                         a planned amortization schedule or a
                                         targeted amortization schedule, or

                                       . are entitled to receive principal
                                         only after other classes have
                                         received a specified amount of
                                         principal.

                                       We will issue the Certificates in fully
                                       registered form in the authorized
                                       denominations that we specify in
                                       the related prospectus supplement. No
                                       government agency or other insurer will
                                       guarantee or insure the Certificates,
                                       unless we otherwise specify in the
                                       related prospectus supplement.
                                       Similarly, no government agency or
                                       other insurer will guarantee or insure
                                       payments on the contracts, except as we
                                       specify in this Prospectus and in the
                                       related prospectus supplement.

Subordinated Certificates............. If the related trust also issued Notes, the Certificates of that Series will be
                                       subordinated to the Notes of that
                                       Series (unless we specify otherwise in
                                       the related prospectus supplement). We
                                       may also subordinate one or more
                                       classes of any Series of Certificates
                                       to other classes in the same Series, as
                                       specified in the related prospectus
                                       supplement. The rights of holders of
                                       subordinated Certificates to receive
                                       any or a portion of distributions with
                                       respect to the loans will be
                                       subordinated to the rights of holders
                                       of Notes and senior Certificates to the
                                       extent and in the manner we specify in
                                       the related prospectus supplement. If a
                                       Series of Certificates contains more
                                       than one class of subordinated
                                       Certificates, distributions and losses
                                       will be allocated among those classes
                                       in the manner specified in the related
                                       prospectus supplement. The rights of
                                       holders of subordinated Certificates,
                                       to the extent not subordinated, may be
                                       on a parity with holders of Notes and
                                       holders of senior Certificates. By
                                       subordinating a class of Certificates,
                                       we intend to:

                                       . enhance the likelihood of regular
                                         receipt by holders of Notes and
                                         holders of senior Certificates of the
                                         full amount of scheduled monthly
                                         payments of principal and interest
                                         due them, and

                                       . protect holders of Notes and holders
                                         of senior Certificates against
                                         losses.

                                       If we so specify in the applicable
                                       prospectus supplement, we may entitle
                                       some classes of subordinated
                                       Certificates the benefits of other
                                       forms of credit enhancement that would
                                       benefit only those subordinated
                                       Certificates.

Credit Enhancement for the
 Certificates......................... As an alternative, or in addition, to the credit enhancement afforded by
                                       subordination of the subordinated
                                       Certificates, we may provide credit
                                       enhancement with respect to a Series of
                                       Certificates by pool insurance, letters
                                       of credit, surety bonds, a guarantee of
                                       Green Tree, cash reserve funds or other
                                       forms of enhancement acceptable to each
                                       nationally
                                       recognized rating agency rating a
                                       Series of Certificates. We will
                                       describe any such credit enhancement in
                                       the related prospectus supplement.

Interest on the Certificates.......... We will pay interest on the
                                       Certificates on the dates specified in
                                       the related prospectus supplement. The
                                       related prospectus supplement will
                                       describe the pass-through rate, if any,
                                       for each class or the method of
                                       determining the pass-through rate. This
                                       rate may be fixed, variable or
                                       adjustable, as specified in the related
                                       prospectus supplement. For a more
                                       complete description of interest
                                       payable on the Certificates, see "Yield
                                       and Prepayment Considerations" and "The
                                       Certificates" in this Prospectus. As we
                                       specify in the related prospectus
                                       supplement, classes of a Series of
                                       Certificates may not be entitled to
                                       receive interest or may be entitled to
                                       receive interest which is not
                                       proportionate to the principal
                                       allocable to such Certificates.

Principal (Including Prepayments) on
 the Certificates..................... Principal on the Certificates will be paid on each payment date, except as we
                                       otherwise describe in the related
                                       prospectus supplement. For a more
                                       complete description of principal on
                                       the Certificates, see "Yield and
                                       Prepayment Considerations" and "The
                                       Certificates" in this Prospectus.

Advances.............................. Unless we specify otherwise in the related prospectus supplement, Green
                                       Tree, as the servicer of the contract
                                       pool, will be obligated to make an
                                       advance for each payment date equal to
                                       the scheduled payments on the contracts
                                       that were due during the prior month
                                       but not received. The servicer will be
                                       entitled to reimbursement of any such
                                       advance from subsequent payments made
                                       on that contract and, if the servicer
                                       decides that the advance will not be
                                       recoverable from payments on that
                                       contract, the servicer will be entitled
                                       to reimbursement out of payments
                                       collected on the other contracts in the
                                       contract pool. For a more complete
                                       description of this advance obligation,
                                       see "Description of the Trust Documents
                                       --Advances."

Optional Termination.................. Unless we specify otherwise in the related prospectus supplement, Green
                                       Tree may repurchase all the contracts
                                       relating to a Series of Securities
                                       remaining outstanding at the time and
                                       under the circumstances we specify in
                                       the related prospectus supplement.
                                       Unless we specify otherwise in the
                                       related prospectus supplement, the
                                       repurchase price will equal the
                                       principal amount of the contracts plus
                                       accrued and unpaid interest. For a more
                                       complete description of this optional
                                       termination of the Securities, see
                                       "Description of the Trust Documents--
                                       Termination" in this Prospectus.

Representations and Warranties of
 Green Tree .......................... Green Tree will make certain representations and warranties
                                       regarding the contracts. These
                                       representations and warranties are a
                                       condition to Green Tree's conveyance of
                                       the contract pool to the trust. If
                                       Green Tree becomes aware of a breach of
                                       any representation or warranty that
                                       materially adversely affects the
                                       trust's interest in any contract or
                                       receives written notice of a breach
                                       from the trustee or the Servicer, then
                                       Green Tree must either cure the breach,
                                       repurchase the affected contract or, if
                                       the related prospectus supplement so
                                       provides, substitute another contract
                                       for the affected contract, under the
                                       conditions further described in this
                                       Prospectus and in the prospectus
                                       supplement. For a more complete
                                       description of the representations and
                                       warranties of Green Tree, see
                                       "Description of the Trust Documents--
                                       Sale and Assignment of the Contracts."

Federal Income Tax Considerations..... The prospectus supplement for any series of Securities will specify
                                       whether that trust was structured as an
                                       "owner trust" or as a "grantor trust"
                                       for tax purposes.

                                       If the trust issuing a series of
                                       Securities is structured as an owner
                                       trust, then in the opinion of counsel
                                       to Green Tree, for federal and
                                       Minnesota income tax purposes, the
                                       Notes of that series will be
                                       characterized as debt and the trust
                                       will not be characterized as an
                                       association or a publicly traded
                                       partnership taxable as a corporation.
                                       Each Noteholder, by purchasing a Note,
                                       will agree to treat the Notes as debt.
                                       Each Certificateholder of such a
                                       series, by purchasing a Certificate,
                                       will agree to treat the trust as a
                                       partnership in which the
                                       Certificateholders are partners for
                                       federal income tax purposes.
                                       Alternative characterizations of the
                                       trust, the Notes and the Certificates
                                       of such a series are
                                       possible, but would not result in
                                       materially adverse tax consequences to
                                       Noteholders or Certificateholders of
                                       that series. For a more complete
                                       description of the tax considerations
                                       relating to an owner trust series of
                                       Securities, please see "Certain Federal
                                       Income Tax Consequences--Owner Trust
                                       Series" and "Certain State Income Tax
                                       Consequences."

                                       If the trust issuing a series of
                                       Securities is structured as a grantor
                                       trust, then in the opinion of counsel
                                       to Green Tree, for federal and
                                       Minnesota income tax purposes, the
                                       trust will be classified as a grantor
                                       trust and not as an association which
                                       is taxable as a corporation. Each
                                       Certificateholder of such a series will
                                       be treated as the owner of an undivided
                                       interest in the contracts and the other
                                       property of that trust. For a more
                                       complete description of the tax
                                       considerations relating to a grantor
                                       trust series of Securities, please see
                                       "Certain Federal Income Tax
                                       Consequences--Grantor Trust Series" and
                                       "Certain State Income Tax
                                       Consequences."

ERISA Considerations.................. Subject to the considerations described under "ERISA Considerations" in this
                                       Prospectus, and unless we specify
                                       otherwise in the related prospectus
                                       supplement, the Notes of any series
                                       will be eligible for purchase by an
                                       employee benefit plan subject to the
                                       Employee Retirement Income Security Act
                                       of 1974, as amended ("ERISA") or the
                                       Internal Revenue Code of 1986, as
                                       amended.

                                       The Certificates of any series may or
                                       may not be eligible for purchase by an
                                       employee benefit plan subject to ERISA
                                       or the Internal Revenue Code of 1986,
                                       as amended. We will provide further
                                       information regarding the eligibility
                                       of a series of Certificates in the
                                       related prospectus supplement.

                                       If you are a fiduciary of any employee
                                       benefit plan subject to ERISA or the
                                       Internal Revenue Code of 1986, as
                                       amended, you should review carefully
                                       with your legal advisors whether the
                                       purchase or holding of Securities could
                                       give rise to a transaction prohibited
                                       or otherwise impermissible under ERISA
                                       or the Internal Revenue Code of 1986,
                                       as amended. For a more complete
                                       description of ERISA considerations,
                                       see "ERISA Considerations" in this
                                       Prospectus and in your prospectus
                                       supplement.

Ratings............................... We will not issue the Securities unless one or more nationally recognized
                                       rating agencies have assigned a rating
                                       to the Securities in one of their four
                                       highest rating categories.

                                       The rating of each Series of Securities
                                       addresses the likelihood of the timely
                                       receipt of interest and payment of
                                       principal on that Series on or before
                                       the stated maturity date for that
                                       Series. A rating is not a
                                       recommendation to buy, sell or hold
                                       securities and may be subject to
                                       revision or withdrawal at any time by
                                       the assigning rating agency. The
                                       ratings of the Securities do not
                                       address the likelihood of payment of
                                       principal on any Series of Securities
                                       prior to the stated maturity date or
                                       the possibility of the imposition of
                                       United States withholding tax with
                                       respect to non-United States persons.
                                       For a more complete description of the
                                       ratings of the Securities, see
                                       "Ratings" in this Prospectus and in
                                       your prospectus supplement.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the Securities.

  Risks That May Cause Increased Delinquencies and Losses on the
Contracts. Payments on the Securities will be made primarily from payments on the contracts. If the obligors on the contracts do not make timely payments, the trust may not be able to make timely payment of interest and principal on your Note or Certificate. If an obligor defaults on a contract, then the trust will be relying on the Servicer's ability to repossess and resell the related product. As a result, higher than expected delinquencies, higher than expected defaults, or higher than expected losses after default could all result in a loss on your investment. You should consider several risks that might cause higher than expected delinquencies, defaults or losses:

    Green Tree's Limited Experience with the Products. Green Tree begain originating and servicing retail installment contracts for recreational vehicles in 1985 and for motorcycles in 1988, but has less extensive underwriting and servicing experience with the other types of products financed by the contracts that will be included in a contract pool. Green Tree's extensive experience in originating and servicing consumer financing contracts for certain types of products, including manufactured housing, may not be directly applicable to the servicing of contracts secured by other types of products. You must not assume that the delinquency, default and loss experience that any particular contract pool will be the same as the delinquencies, defaults and losses that Green Tree has experienced in the past for other contracts. If delinquencies, defaults and losses on a contract pool exceed expected levels, you may suffer a loss on your investment.

    Risks Relating to the Enforceability of the Contracts. When Green Tree originated each contract, it required the customer to grant a security interest in the financed product to Green Tree. When Green Tree assigns a pool of contracts to a trust, it will also assign its security interests in the financed products. Because of the administrative burden and expense, the documents reflecting Green Tree's security interest in the products will not be amended to reflect the assignment of the security interest. As a result, there is a risk that the trust will not have a perfected security interest in the products. If Green Tree were no longer the servicer of the contracts and the trust had to begin enforcing contracts in its own name (either directly or through a replacement servicer), there is a risk that the trust would be unable to repossess a product following a default on the related contract, which would result in higher losses on the contract pool. If losses on a contract pool exceed expected levels, you may suffer a loss on your investment.

  Risks Relating to the Ownership of the Contracts. Green Tree will hold the files evidencing the contracts, as servicer on behalf of the trust. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Green Tree's possession. UCC financing statements will be filed in Minnesota reflecting the assignment of the contracts to the trustee, and Green Tree's accounting records and computer systems will also reflect that assignment. In addition, Green Tree will stamp each contract to indicate that the contract has been sold. Despite these precautions, if, through inadvertence or otherwise, any of the contracts were sold or pledged to another party and that party took possession of those contracts, then that purchaser (or secured party) would acquire an interest in those contracts superior to that of the trustee. If the trust is unable to collect payments on some or all of the contracts in the contract pool, then you may suffer a loss on your investment.

  Risks of Subordinate Classes of Securities. Different classes of Securities will bear different risks of delinquencies and losses on the contracts. The more subordinate classes face greater risks from delinquencies and losses. Delinquencies and defaults on the contracts will result in a smaller amount of cash available for distribution on a payment date. Because the amount available on each payment date is distributed in a specified priority, classes of Securities that are lower in that priority may not receive some or even any of their distribution on that payment date. As a result, subordinate classes of securities may not receive payments in a timely manner, and may not recover all of their investment.

In addition, holders of certain classes of Securities of any series may have the right to take actions that are detrimental to the interests of the holders of Securities of certain other classes of Securities of such series. For example, holders of a class of more senior Securities may be entitled to instruct the Indenture Trustee or Trustee to liquidate the trust property when it is not in the interest of holders of more junior classes of Securities of such Series to do so. Conversely, certain actions may require the consent of a majority of Security owners of all classes of a Series, which may mean that Security owners of more junior classes can prevent the Security owners of more senior classes of such series from taking action.

  Yield and Prepayment Risks. The contracts may be prepaid in full or in part at any time before their scheduled maturity due to various factors, including general and regional economic conditions and prevailing interest rates. The prepayment experience on similar contracts varies greatly and may affect the average life of the Securities. You must not assume that the contracts will prepay at any particular rate, or at a constant rate. For more information, see "Yield and Prepayment Considerations" in this Prospectus.

  Limited Liquidity. We cannot assure to you that a secondary market will develop for the Securities of any Series, or, if a secondary market does develop, that it will provide the holders of any of the Securities with liquidity of investment. We also cannot assure to you that if a secondary market does develop, that it will continue to exist for the term of any Series of Securities.

  Certain Matters Relating to Insolvency. Green Tree intends that each transfer of contracts to the related trust fund will constitute a sale, rather than a pledge of the contracts to secure indebtedness of Green Tree. However, if Green Tree were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of Green Tree, or Green Tree as debtor-in-possession, may argue that the sale of the contracts by Green Tree was a pledge of the contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the holders of the Securities.

                                   THE TRUSTS

  With respect to each series of Securities, Green Tree will establish a trust pursuant to either (i) a Pooling and Servicing Agreement between Green Tree, as seller and servicer, and a trustee specified in the related prospectus supplement (the "Trustee"), (ii) a Trust Agreement between Green Tree, as depositor, and a trustee specified in the related prospectus supplement (the"Owner Trustee") and a related Sale and Servicing Agreement between Green Tree, as seller and servicer, and the trust. With respect to any trust, the related Pooling and Servicing Agreement, or the related Trust Agreement and Sale and Servicing Agreement, as applicable, are referred to herein as the related "Trust Documents." Prior to the sale and assignment of the related Contracts pursuant to the related Trust Documents, the trust will have no assets or obligations. The trust will not engage in any business activity other than acquiring and holding the Trust Property (as defined below), issuing the Certificates and the Notes, if any, of such series and distributing payments thereon.

  Each Certificate, if any, will represent a fractional undivided interest in, and each Note, if any, will represent an obligation of, the related Trust. The "Trust Property" of each Trust will include, among other things, (i) a Contract Pool, as described in "The Contracts"; (ii) all monies paid or payable thereon on or after the Cutoff Date (as specified in the related Prospectus Supplement); (iii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof), as described in "Description of the Trust Documents--Collections"; (iv) an assignment of the security interests of Green Tree in the products securing the related Contracts, as described in "The Contracts"; (v) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related products or obligors; and (vi) certain other rights under the related Trust Documents. The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Trustee, which will be used to purchase Subsequent Contracts from the Seller from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Contracts so purchased will be included in the related Contract Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a form of credit enhancement may be issued to or held by the Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

  The Servicer will service the Contracts held by each Trust and will receive fees for such services. See "Description of the Trust Documents--Servicing Compensation." Unless otherwise specified in the related Prospectus Supplement, Green Tree, on behalf of each Trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Contract and evidencing the security interest in the Product securing each Contract (the "Contract Files"). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota to give notice of such Trust's ownership of the related Contracts and the related Trust Property.

The Trustee

  The Trustee or Owner Trustee, is applicable, for each Trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such trustee set forth in the related Trust Documents. A trustee may resign at any time, in which event the General Partner (if the related trust is structured as an owner trust) or the Servicer or its successor (if the related trust is structured as a grantor trust) will be obligated to appoint a successor trustee. The General Partner (if the related trust is structured as an owner trust) or the Servicer (if the related trust is structured as a grantor trust) may also remove the trustee if the trustee ceases to be eligible to continue as Trustee under the related Trust Documents or if the trustee becomes insolvent. In such circumstances, the General Partner (if the related trust is structured as an owner trust) or the Servicer (if the related trust is structured as a grantor trust) will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                 THE CONTRACTS

  Each pool of Contracts with respect to a trust (a "Contract Pool") will consist of retail installment sales contracts and promissory notes (the "Contracts") to finance the purchase of Products (described below). The Contracts will be originated or purchased by Green Tree on an individual basis in the ordinary course of business. Except as otherwise specified in the related prospectus supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable rate (the "Contract Rate").

  The "Products" financed by the Contracts included in a Contract Pool are expected to include all the types of consumer products Green Tree is then financing for retail customers (subject to the availability of such contracts and subject to any eligibility criteria specified in the Trust Documents). Currently, Green Tree provides financing for the purchase of motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; aircraft; and recreational vehicles. Any Trust whose Securities are offered pursuant to this Prospectus will include only Contracts secured by the foregoing types of Products. The types of Products securing a Contract Pool and the relative concentrations of each such type will be specified in the related prospectus supplement. Because Green Tree has less extensive experience in underwriting and servicing retail installment sales contracts for items such as the Products, Green Tree has no basis upon which to distinguish the expected delinquency, default or prepayment experience of Contracts secured by different types of Products.

                        GREEN TREE FINANCIAL CORPORATION

General

  Green Tree is a Delaware corporation that, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. Through its various divisions, Green Tree purchases, pools, sells and services retail conditional sales contracts for manufactured housing and retail installment sales contracts for home improvements, a variety of consumer products and equipment finance, and provides credit to manufactured housing dealers for purposes of purchasing manufactured home inventory from manufacturers. Green Tree conducts its business throughout the United States through 50 manufactured housing offices, 80 home improvement locations and three regional wholesale lending centers, as well as centralized operations in St. Paul, Minnesota and Rapid City, South Dakota. Its principal executive offices are located at 1100 Landmark Towers, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

Purchase of Contracts

  Green Tree arranges to purchase certain contracts originated by dealers of Products located throughout the United States ("Dealers"). Green Tree's personnel contact dealers and explain Green Tree's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to utilize Green Tree's available customer financing, the dealer must make an application for dealer approval.

  All contracts that Green Tree purchases are written on forms provided or approved by Green Tree and are purchased on an individually approved basis in accordance with Green Tree's guidelines. The dealer submits the customer's credit application and purchase order to Green Tree's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment and certain other procedures. Green Tree's underwriting guidelines for consumer products focus primarily on the obligor's ability to repay the loan rather than the collateral value of the product financed. The maximum loan amount for an obligor will depend on a variety of factors, including the type of product, whether the product is new or used, the obligor's debt-to-income ratio, and the manufacturer's invoice price of the product (plus certain dealer-installed accessories, sales taxes, title fees, registration fees, and certain other items). For products other than aircraft and trucks, the maximum permissible debt-to-income ratio (based on the monthly loan payments) is between 55% and 65%, the maximum loan-to-invoice ratio (for new products) ranges from 100% to 125%, and the maximum loan-to-sales-price ratio (for used products) is typically 90% (subject to further limitation based on a standard assumed value for such a used product). Green Tree's underwriting guidelines for truck loans (other than a small number of loans made to corporate borrowers to finance the purchase of a fleet of trucks) emphasize the trucking experience of the obligor and the projected operating revenues of the truck, rather than the obligor's current income, because the obligor's income as owner-operator of the truck is generally expected to be the source of funds to make payments on the contract and because Green Tree believes that the obligor's past trucking experience is the best predictor of success as an owner-operator of the truck. With respect to some truck loans, Green Tree may allow the dealer to maintain collection responsibility with respect to the customers' payments and to remit such payments to Green Tree; if the customer should fail to make timely payment on the loan, the dealer remains obligated to make payment to Green Tree. Green Tree nevertheless requires that the customer meet Green Tree's underwriting standards, and Green Tree's records show the customer as the obligor on the loan. There is a risk, however, that insolvency or fraud on the part of the dealer could result in a loss on such truck loans. A loan for the purchase of an aircraft is generally subject to limitations of a 45% debt-to-income ratio and generally will not exceed $1,000,000, although loans of up to $10,000,000 may be made with senior management approval. Green Tree management may revise these guidelines from time to time, and the underwriting guidelines may be exceeded in certain cases with the approval of Green Tree management. Accordingly, some of the Contracts included in a Trust may not conform in all respects to the criteria described above. Green Tree will generally finance premiums for the term of the contract on optional credit life, accident and health and extended warranty insurance, up to 20% of the sales price of the Product, and may finance premiums for required physical damage insurance on the product. If the application meets Green Tree's guidelines and the credit is approved, Green Tree purchases the contract when the customer accepts delivery of the Product.

  Currently, Green Tree's consumer finance and equipment finance divisions finance the purchase of motorcycles; marine products (including boats, boat trailers and outboard motors); pianos and organs; horse trailers; sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles); trucks; aircraft; and recreational vehicles. The Products financed by Contracts included in any Trust whose Securities are offered pursuant to this Prospectus will include only the products listed above.

Loss and Delinquency Information

  Each Prospectus Supplement will include Green Tree's loss and delinquency experience with respect to its entire servicing portfolio of consumer product contracts. However, there can be no assurance that such experience will be indicative of the performance of the Contracts included in a particular Contract Pool.

Ratio of Earnings to Fixed Charges for the Company

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years and the nine months ended September 30, 1998. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                         Year Ended December 31,  Nine Months Ended
                         ------------------------   September 30,
                         1993 1994 1995 1996 1997       1998
                         ---- ---- ---- ---- ---- -----------------
Ratio of Earnings to
 Fixed Charges.......... 4.81 7.98 7.90 5.44 3.94

                      YIELD AND PREPAYMENT CONSIDERATIONS

  Unless otherwise specified in the related Prospectus Supplement, many of the Contracts will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, and the remainder is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. Any interest shortfalls resulting from early payment or prepayment of a Contract will be funded by collections on other Contracts or, to the extent collections are insufficient, by payments under the applicable form of credit enhancement, if any, described in the related Prospectus Supplement.

  The Contracts will be prepayable, without premium or penalty, by Obligors at any time. Prepayments (or, for this purpose, equivalent payments to a Trust) also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by Green Tree due to breach of a representation or warranty, or as a result of Green Tree or the Servicer exercising its option to purchase the Contract Pool. See "Description of the Trust Documents." The rate of prepayments on the Contracts may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the Contracts will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Contracts. Certificateholders and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Certificates or the Notes, as the case may be.

                                  POOL FACTOR

  The "Certificate Pool Factor" for each class of Certificates will be an eight-digit decimal which the Servicer will compute indicating the Certificate Balance with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution
Date), as a fraction of the Original Principal Balance of such Certificates. The "Note Pool Factor" for each class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Distribution Date (after giving effect to all distributions of principal on such Distribution
Date) as a fraction of the initial outstanding principal balance of such class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the Certificate Balance of the applicable class of Certificates or reductions in the outstanding principal balance of the applicable class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

  With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the related Certificateholders and Noteholders will receive periodic reports from the Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Trustee and the Indenture Trustee (if any) and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate

Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Trustee and the Indenture Trustee (if any) at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

  Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Trust from the sale of each series of Securities will be used to pay to Green Tree the purchase price for the Contracts and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Green Tree will be used to pay its warehouse loans, and any additional proceeds will be added to Green Tree's general funds and used for its general corporate purposes.

                                THE CERTIFICATES

General

  With respect to each Trust, one or more classes of Certificates of a given series will be issued pursuant to Trust Documents to be entered into between Green Tree, as Seller and as Servicer, and the Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Trustee will initially be designated as the registrar for the Certificates.

Distributions of Interest and Principal

  The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Stripped Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Stripped Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

  In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                                   THE NOTES

General

  A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary will be supplemented in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

  Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities--Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

Principal and Interest on the Notes

  The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. A series may include one or more classes of Stripped Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

  In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

The Indenture

  A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

  Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

  Modifications of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions, to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

  Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment, any place of payment where, or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the Final Scheduled Payment Date, if any, for such class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a Final Scheduled Payment Date, and then not until such Final Scheduled Payment Date for such class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

  Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Contracts following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Note Owners will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

  No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,
(iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

  If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

  In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Neither the Indenture Trustee nor the Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Note Owner or Certificate Owner.

  Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

  No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

  Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. Note Owners may receive such reports upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the address specified in the related Prospectus Supplement.

  Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

The Indenture Trustee

  The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. Green Tree may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, Green Tree will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

  Unless otherwise provided in the related Prospectus Supplement, the Securities of each series will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

  Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

  With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

  With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, the Seller or the Servicer advises the Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and the Seller, the Servicer, the Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) the Seller or the Administrator (if any) at its sole option has advised the Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and (iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

  DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

  Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

Statements to Securityholders

  On or prior to each Distribution Date, the Servicer will prepare and provide to the Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

    (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

    (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

    (iii) the Certificate Balance and the Certificate Pool Factor for each class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

    (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

    (v) the Pass-Through Rate or Interest Rate for the next period for any class of Certificates or Notes with variable or adjustable rates;

    (vi) the amount of Advances made by the Servicer with respect to such Distribution Date, and the amount paid to the Servicer on such Distribution Date as reimbursement of Advances made on previous Distribution Dates;

    (vii) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related form of credit enhancement, if any; and

    (viii) such other information as may be specified in the related Prospectus Supplement.

  Each amount set forth pursuant to subclauses (i), (ii), (iv) and (vi) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

  Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "-- Book-Entry Registration" above.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. DTC will convey such information to its Participants, who in turn will convey such information to their related indirect participants in accordance with arrangements among DTC and such participants. Certificate Owners and Note Owners may receive such reports upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of reproduction and postage expenses associated with the distribution of such information, from the Trustee, with respect to Certificate

Owners, or from the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences."

Lists of Securityholders

  Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                       DESCRIPTION OF THE TRUST DOCUMENTS

  Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which Green Tree will sell and assign such Contracts to a Trust and the Servicer will agree to service such Contracts on behalf of the Trust, and pursuant to which such Trust will be created and Certificates will be issued. Forms of the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Green Tree will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Trust Documents. Where particular provisions or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

Sale and Assignment of the Contracts

  On the Closing Date, Green Tree will sell and assign to the Trust, without recourse, Green Tree's entire interest in the related Contracts and the proceeds thereof, including its security interests in the related Products. Each Contract transferred by Green Tree to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Contracts"). Concurrently with such sale and assignment, the Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller.

  Except as otherwise specified in the related Prospectus Supplement, Green Tree will make certain warranties in the Trust Documents with respect to each Contract as of the Closing Date, including that: (a) as of the Cutoff Date, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file; (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) for Contracts with an original balance greater than $7,500, the related Product is covered by insurance naming Green Tree as an additional insured party; (f) each Contract has been originated by a dealer or Green Tree in the ordinary course of such dealer's, or Green Tree's business and, if originated by a dealer, was purchased by Green Tree in the ordinary course of business; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee pursuant to the Trust Documents or pursuant to the Notes or Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated to a lower lien ranking than its original position in whole or in part or rescinded and the Product has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid and enforceable first priority security interest in favor of Green Tree in the Product covered thereby and such security interest has been assigned by Green Tree to the Trustee; (k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by Green Tree to the Trustee, Green Tree had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee; (m) as of the Cutoff Date, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and Green Tree has not waived any of the foregoing; (n) as of the Closing Date there were, to the best of Green Tree's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Product securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract is a fully-amortizing loan and provides for level payments over the term of such Contract; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the Holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the Schedule of Contracts delivered to the Trustee is true and correct; and (r) there is only one original of each Contract (other than the copy in the possession of the Obligor).

  The warranties of Green Tree will be made as of the execution and delivery of the related Trust Documents and will survive the sale, transfer and assignment of the related Contracts and other Trust Property to the Trust but will speak only as of the date made.

  Green Tree will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after Green Tree becomes aware, or should have become aware, or Green Tree's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of Green Tree in the Trust Documents that materially adversely affects the Trust's interest in any Contract if such breach has not been cured. The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. This repurchase obligation constitutes the sole remedy available to the Trust and the Securityholders for a breach of a representation or warranty under the Trust Documents with respect to the Contracts (but not with respect to any other breach by Green Tree of its obligations under the Trust Documents).

  Upon the purchase by Green Tree of a Contract due to a breach of a representation or warranty, the Trustee will convey such Contract and the related Trust Property to Green Tree.

Custody of Contract Files

  Unless otherwise specified in the related Prospectus Supplement, Green Tree initially will be appointed to act as custodian for the Contract Files of each Trust. Prior to the appointment of any custodian other than Green Tree, the Trust and such institution specified in the related Prospectus Supplement shall enter into a custodian agreement pursuant to which such institution will agree to hold the Contract Files on behalf of the related Trust. Any such custodian agreement may be terminated by the Trust on 30 days' notice to such institution.

  To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Green Tree's possession. UCC financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts that are in Green Tree's possession will be stamped or otherwise marked to indicate that such Contracts have been sold to the related Trust. Despite these precautions, if, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Contracts--Rights in the Contracts."

Collections

  With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Trustee will establish and maintain for each series an account, in the name of the Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any series including one or more classes of Notes, the Indenture Trustee will establish and maintain for each series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Collection Account, the Certificate Distribution Account (if
any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  Each Designated Account will be an Eligible Account maintained with the Trustee, the Indenture Trustee and/or other depository institutions. "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) has a credit rating from each rating agency rating such series of Notes and/or Certificates (a "Rating Agency") in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Securities of such series. On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Contracts received by the Servicer after the Cutoff Date and on or prior to the second Business Day preceding the Closing Date.

  The Servicer will deposit all payments on the Contracts held by any Trust received directly by the Servicer from Obligors and all proceeds of Contracts collected directly by the Servicer during each Monthly Period into the Collection Account no later than one Business Day after receipt. Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule, if the Servicer provides to the Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Green Tree will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Contract to be purchased by it for breach of a representation or warranty.

  For any series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in United States government securities and certain other high-quality investments meeting the criteria specified in the related Trust Documents ("Eligible Investments"). Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date for the Monthly Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

  Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Contract (other than late fees or certain other similar fees or charges) received during a Monthly Period and Purchase Amounts deposited with the Trustee prior to a Distribution Date will be applied first to any outstanding Monthly Advances made by the Servicer with respect to such Contract, and then to interest and principal on the Contract in accordance with the terms of the Contract.

Servicing Procedures

  The Servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Contracts owned or serviced by it, to collect all payments due with respect to the Contracts held by any Trust and, in a manner consistent with the Trust Documents, will follow its customary collection procedures with respect to secured consumer loans that it services for itself and others.

  Under the Trust Documents, the Servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any Product securing a Contract, with respect to which the Servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on such Contract. The Servicer is authorized to follow such of its normal collection practices and procedures as it deems necessary or advisable to realize upon any Contract. The Servicer may repossess and sell the Product securing such Contract at judicial sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Contracts." The Servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith. The proceeds of such realization (net of such expenses) will be deposited in the Collection Account at the time and in the manner described above under "--Collections."

  The Trust Documents will provide that the Servicer will indemnify and defend the Trustee, the Indenture Trustee, the Trust and the Securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, or in respect of any action taken or failed to be taken by the Servicer with respect to any portion of the Trust Property in violation of the provisions of the Trust Documents. The Servicer's obligations to indemnify the Trustee, the Indenture Trustee, the Trust and the Securityholders for the Servicer's actions or omissions will survive the removal of the Servicer but will not apply to any action or omission of a successor Servicer.

Servicing Compensation

  Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Servicer will be entitled to receive the Servicing Fee for each Monthly Period in an amount equal to the product of one-twelfth of the Servicing Rate and the Aggregate Principal Balance as of the first day of such Monthly Period. The Servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the Contracts or applicable law. Unless otherwise provided in the related Prospectus Supplement, the "Servicing Rate" will equal
 .75% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months. As long as Green Tree is the Servicer, the Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Contracts after the required distributions to Noteholders and Certificateholders. If Green Tree is no longer the Servicer, the Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Contracts prior to distributions to Certificateholders and Noteholders. Unless otherwise specified in the related Prospectus Supplement, a "Monthly Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.

  Green Tree, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Trustee, the Indenture Trustee, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders), except certain expenses incurred in connection with realizing upon the Contracts.

Distributions

  With respect to each Trust, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

  Except as otherwise specified in the related Prospectus Supplement, on the third Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Notes and Certificates for such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, the "Amount Available" for any Distribution Date will be equal to (i) the funds on deposit in the Collection Account at the close of business on the last day of the related Monthly Period, plus (ii) any Advances to be made by the Servicer with respect to delinquent payments, plus (iii) any Repurchase Amounts to be deposited by Green Tree with respect to Contracts to be repurchased due to a breach of a representation or warranty, minus (iv) any amounts paid by Obligors in the related Monthly Period, but to be applied in respect of a regular monthly payment due in a subsequent Monthly Period (an "Advance Payment"), minus (v) any amounts incorrectly deposited in the Collection Account.

  Except as otherwise specified in the related Prospectus Supplement, on each Distribution Date, prior to making distributions in respect of the Notes and Certificates, the Amount Available will be applied, first, if Green Tree is no longer the Servicer, to pay the servicing fee to the successor Servicer, and second, to reimburse the Servicer (including Green Tree) for any Advances made with respect to a prior Monthly Period and subsequently recovered and for any Advances previously made that the Servicer has determined are Uncollectible Advances.

Enhancement

  The amounts and types of enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, enhancement may be in the form of a financial guaranty insurance policy, letter of credit, Green Tree guaranty, cash reserve fund, derivative product, or other form of enhancement, or any combination thereof, as may be described in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, enhancement for a class of Securities of a Series may cover one or more other classes of Securities in such Series, and accordingly may be exhausted for the benefit of a particular class and thereafter be unavailable to such other classes. Further information regarding any provider of enhancement, including financial information when material, will be included in the related Prospectus Supplement.

  The presence of enhancement may be intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any enhancement or which are not covered by any enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of enhancement covers more than one class of Securities of a Series, Securityholders of any such class will be subject to the risk that such enhancement will be exhausted by the claims of Securityholders of other classes.

Advances

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances each month of any scheduled payments on the Contracts included in a Trust that were due but not received during the prior Monthly Period. The Servicer will be entitled to reimbursement of an Advance from Available Funds in the Collection Account for the related Trust (i) when the delinquent payment is recovered by the Trust, or (ii) when the Servicer has determined that such Advance has become an Uncollectible Advance. The Servicer will be obligated to make an Advance only to the extent that it determines that such Advance will be recoverable from subsequent funds available therefor in the Collection Account for the related Trust.

Evidence as to Compliance

  On or before March 31 of each year the Servicer will deliver to each Trustee and each Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of Contracts serviced by the Servicer under pooling and servicing agreements or sale and servicing agreements similar to the Trust Documents and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the applicable Trust Documents, except for any exceptions set forth in such report. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities--Statements to Securityholders" above.

Certain Matters Regarding the Servicer

  Unless otherwise provided in the related Prospectus Supplement, Green Tree's appointment as Servicer under the related Trust Documents will continue until such time as it resigns or is terminated as Servicer, or until such time, if any, as a Servicer Termination Event shall have occurred under the related Trust Documents. The related Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the Trustee and the Indenture Trustee), that by reason of a change in legal requirements its performance of such duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer. No such resignation will become effective until a successor Servicer has assumed the servicing obligations and duties under the related Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, any corporation or other entity into which the Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or succeeds to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity assumes every obligation of the Servicer under each Trust Document, will be the successor to the Servicer under the related Trust Documents; provided, however, that (i) such entity is an Eligible Servicer, and
(ii) immediately after giving effect to such transaction, no Servicer Termination Event and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing.

Indemnification and Limits on Liability

  Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

  The Servicer may, with the prior consent of the Trustee and the Indenture Trustee, if any, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

Servicer Termination Events

  Except as otherwise specified in the related Prospectus Supplement, Servicer Termination Events under the Trust Documents will include (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Noteholders or to the Trustee for distribution to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Documents that materially and adversely affects the interests of Securityholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Trust Documents, except as specifically permitted under the Trust Documents, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; and (v) the Servicer is no longer an Eligible Servicer (as defined in the Trust Documents). Notice as used herein shall mean notice to the Servicer by the Trustee, the Indenture Trustee, if any, or Green Tree, or to Green Tree, the Servicer, the Indenture Trustee, if any, and the

Trustee by the holders of Securities representing interests aggregating not less than 25% of the outstanding principal balance of the Securities issued by such Trust.

  Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Trustee, the Indenture Trustee (if any), or the holders of at least 25% in aggregate principal balance of the outstanding Securities issued by such Trust, by notice then given in writing to the Servicer (and to the Trustee and the Indenture Trustee if given by the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Trustee, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Trustee or other successor Servicer. The Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

  On and after the time the Servicer receives a notice of termination, the Trustee or other successor Servicer specified in the related Prospectus Supplement (the "Backup Servicer") will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner Green Tree's obligation to repurchase certain Contracts for breaches of representations or warranties under the Trust Documents. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Trust Documents.

  Upon any termination of, or appointment of a successor to, the Servicer, the Trustee and the Indenture Trustee (if any) will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register and to each Rating Agency.

Amendment

  Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Trustee and the Indenture Trustee, if any, but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to Green Tree or the Servicer) reasonably satisfactory to the Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by Green Tree, the Servicer and the Trustee and the Indenture Trustee (if any), and a Certificate Majority and a Note Majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

Termination

  The obligations created by the Trust Documents will terminate upon the date calculated as specified in the Trust Documents, generally upon (i) the later of the final payment or other liquidation of the last Contract subject thereto and the disposition of all property acquired upon repossession of any Product and
(ii) the payment to the Securityholders of all amounts held by the Servicer or the Trustee and required to be paid to the Securityholders pursuant to the Trust Documents.

  Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Securities, in order to avoid excessive administrative expense, Green Tree and the Servicer each will be permitted, at its option, to purchase from the Trust, on any Distribution Date immediately following any Monthly Period as of the last day of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cutoff Date Principal Balance, all remaining Contracts in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

  If a General Partner is named in the related Prospectus Supplement, unless otherwise specified in the related Prospectus Supplement, the Trust Agreement will provide that, in the event that the General Partner becomes insolvent, withdraws or is expelled as a General Partner or is terminated or dissolved, the Trust will terminate in 90 days and effect redemption of the Notes (if any) and prepayment of the Certificates following the winding-up of the affairs of the related Trust, unless within such 90 days the remaining General Partner, if any, and holders of a majority of the Certificates of such series agree in writing to the continuation of the business of the Trust and to the appointment of a successor to the former General Partner, and the Owner Trustee is able to obtain an opinion of counsel to the effect that the Trust will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

  Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Trustee will give written notice of the final distribution with respect to the Certificates to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes (if any), to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

The Trustee

  The Trustee or Owner Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Trustee, with the consent of the Servicer, shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Trust Documents will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee. The General Partner, if any, specified in the related Prospectus

Supplement (or, if no such General Partner is specified, the Servicer) may also remove the Trustee, if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Duties of the Trustee

  The Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Contracts or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Contracts prior to deposit in the related Collection Account.

  The Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

  The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings.

Administrator

  If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

Rights in the Contracts

  The Contracts are "chattel paper" as defined in the UCC as in effect in the State of Minnesota. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession or by filing a UCC-1 financing statement in the state where the seller's principal executive office is located. Accordingly, financing statements covering the Contracts will be filed by Green Tree in Minnesota.

  The Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of each Trust's interest in the related Contracts and the proceeds thereof. Green Tree will warrant in the Trust Documents with respect to the Contracts held by the related Trust and the Trustee will pledge the right to enforce such warranty to the Indenture Trustee as collateral for the Notes, if any, that, as of the Closing Date, such Contracts have not been sold, pledged or assigned by Green Tree to any other person, and that it has good and indefeasible title thereto and is the sole owner thereof free of any Liens and that, immediately upon the transfer of the Contracts to such Trust pursuant to the related Trust Document, the Trust will have good and indefeasible title to and will be the sole owner of the Contracts, free of any Liens. In the event of an uncured breach of any of such warranties in the Trust Documents that materially and adversely affects the related Trust's, Certificateholders' or Noteholders' interest in any Contract (a "Repurchase Event"), Green Tree will be obligated to repurchase such Contract.

  Unless otherwise provided in the related Prospectus Supplement, Green Tree will hold the Contract Files on behalf of each Trust. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Green Tree's possession. UCC financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and Green Tree's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts will be stamped or otherwise marked to indicate that such Contracts have been sold to the related Trust. Despite these precautions, if, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Contracts in the ordinary course of its business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of such Trust's interest. See "Description of the Trust Documents--Custody of Contract Files."

Security Interests in the Products (Other than Aircraft)

  Security interests in some Products must be perfected by notation of the secured party's lien on the certificate of title or by actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. Security interests in certain other Products must be perfected by the filing of a UCC financing statement, naming the Obligor as debtor and Green Tree as secured party. Purchase money security interests in Products that are "consumer goods" (as defined in the UCC) are deemed perfected under some states' laws when the contract is executed and Green Tree has advanced the purchase price of the goods. The practice of Green Tree is to take such action as is required to perfect its security interest under the laws of the state in which the Product is located. In the event of clerical errors, administrative delays or otherwise, such actions may not have been taken with respect to a Product and such security interest may be subordinate to the interests of, among others, subsequent purchasers of the Products, holders of perfected security interests in the Product, and the trustee in bankruptcy of the Obligor. Likewise, where Green Tree did not file a UCC financing statement because its security interest was perfected as a purchase money security interest in "consumer goods," (i) such security interest may be deemed not to be perfected if the Product were ultimately determined not to be "consumer goods," and (ii) a subsequent purchaser of the Product may acquire the Product free of Green Tree's security interest. Such events would, however, give rise to a Repurchase Event and obligate Green Tree to repurchase the affected Contract if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

  Pursuant to the related Trust Document, Green Tree will assign the security interests in the Products to the Owner Trustee on behalf of the related Trust. However, because of the administrative burden and expense that would be entailed in doing so, none of Green Tree, the Seller, the Trustee or the Servicer will be required, except to the extent provided below, to amend the certificates of title or UCC financing statements to identify the Trustee as the new secured party and, accordingly, Green Tree will continue to be named as the secured party on the certificates of title or UCC financing statements relating to the Products. The Servicer will be required to note the interest of the related Trust on the certificates of title for the Products or to amend the UCC financing statements only upon a Servicer Termination Event. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title or financing statement, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by state recording officials, the notation of the lien of Green Tree on the certificate of title or the UCC financing statement should be sufficient to protect the related Trust against the rights of subsequent purchasers of a Product or subsequent lenders who take a security interest in the related Product. However, in the absence of such an amendment, the security interest of the related Trust in the related Products might be defeated by, among others, the trustee in bankruptcy of Green Tree or the Obligor. However, such failure would give rise to a Repurchase Event and obligate Green Tree to repurchase the affected Contract if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

  In most states, a perfected security interest in a Product subject to certificate of title or a financing statement continues for four months after the Product is moved to a different state and thereafter until the owner re-registers the Product in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a Product. Accordingly, the secured party must surrender possession if it holds the certificate of title to such Product. In the case of Products registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related Product, the secured party should receive notice of surrender if the security interest in the Product is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the Product in the state of relocation. In states that do not require a certificate of title for registration of a Product, re-registration could defeat perfection.

  In the ordinary course of servicing its secured consumer contract portfolio, it is the practice of Green Tree to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Product subject to a certificate of title, Green Tree must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related Contract before release of the lien.

  Under the laws of most states, liens for repairs performed on a Product and liens for unpaid taxes take priority over even a perfected security interest in a Product. Green Tree in the related Trust Document will represent that, immediately prior to the sale, assignment and transfer thereof to the related Trust, each Contract held by such Trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of Green Tree, as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a Contract. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles and certain other consumer products by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated product. No notice will be given to the Owner Trustee, Indenture Trustee, Certificateholders or Noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Certificates and Notes, neither Green Tree nor the Servicer will be required to repurchase or purchase the related Contract.

Security Interests in Aircraft

  In order for a valid security interest in a United States-registered aircraft to be perfected against third parties, including a trustee in bankruptcy of the borrower, it must be perfected in accordance with the Federal Aviation Act. The UCC has been preempted by the Federal Aviation Act with respect to the method and location of filing against goods such as aircraft, engines, propellers, appliances and certain spare parts to the extent that it is possible to record against them at the Federal Aviation Administration ("FAA") Aircraft Registry located in Oklahoma City, Oklahoma (the "Registry").

  Security interests perfected by filing with the Registry may nevertheless be subject to (1) purchase money security interests which may be filed up to ten days (21 days in some states) after a debtor receives possession and which will then have, in most states, priority in the aircraft (unless it is property held as inventory) over a conflicting security interest in the same aircraft and (2) the rights of buyers in the ordinary course of business from persons in the business of selling goods of that kind.

  Exceptions also include possessory mechanic's and storage liens, which may or may not need to be filed and which usually have priority over a mortgage, whether or not such liens are incurred before or after the mortgage is recorded. Non-possessory mechanic's liens, which exist under many state laws, probably do not take priority over mortgages previously filed with the Registry. If provided for by state law, a non-possessory mechanic's lien on an aircraft may be filed at the Registry.

  Federal tax liens are filed according to Federal law in the appropriate location in each state and cannot be filed at the Registry. When so filed, Federal tax liens can have priority over subsequent FAA recorded mortgages in aircraft with many exceptions, including the exception of a purchase money security interest. It is an open issue whether unrecorded liens arising out of FAA penalties have priority over filed security interests in a registered aircraft.

  The principal effect of recordation is that each mortgage or other conveyance that is filed with the Registry for recordation affecting the applicable aircraft, engine, propeller, appliance or spare parts (so long as they are maintained at any designated locations) is valid and perfected from the time of filing as to all persons with whatever priority is given by state law. If not filed for recordation, such a mortgage or other conveyance will not be valid against third persons except persons having actual notice thereof. The date of filing for recordation at the Registry is the date of perfection of the mortgage or other conveyance, even though recordation by the Registry may not occur for several weeks or months after delivery to the Registry. The case law is not clear as to the effect of a rejection of the documents when they are examined by the Registry several weeks after filing. The usual practice is to retain expert FAA counsel to ensure, among other things, that the documents are in due form for recording, that the record is free and clear of liens and that the documents are filed correctly. Title companies are also available to check the FAA records and file documents.

  If the aircraft is not registered with the Registry, under the UCC, the perfection and effect of perfection of the mortgage or any security interest in other collateral would be governed by the law (including the conflict of laws rules) of the jurisdiction in which the debtor is located.

Repossession

  In the event of default by an Obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by Green Tree in most cases and is accomplished simply by taking possession of the Product. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which the Obligor may cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the Product must then be repossessed in accordance with that order. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a Product, including a wrongful repossession conducted by an agent of the secured party. In many states, a Product may be repossessed without notice to the Obligor, but only if the repossession can be accomplished without a breach of the peace.

Notice of Sale; Redemption Rights

  The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation (less any unaccrued finance charges) plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

  The proceeds of resale of Products generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the related Contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. Green Tree generally seeks to recover any deficiency existing after repossession and sale of a Product.

  Occasionally, after resale of a repossessed Products, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien with respect to the Product, if proper notification of demand for proceeds is received prior to distribution, or, if no such lienholder exists, to remit the surplus to the former owner of the Product.

Soldiers' and Sailors' Civil Relief Act

  The Relief Act imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a Product subject to an installment sales contract or a promissory note entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

Consumer Protection Laws

  Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

  In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of retail installment contracts and promissory notes pursuant to which purchasers finance the acquisition of consumer products. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of a consumer product. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the related Trust, to enforce consumer finance contracts such as the Contracts. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

  The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions (and certain related lenders and their assignees) to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each Trust, as assignee of the related Contracts, will be subject to claims or defenses, if any, that the purchaser of the related Product may assert against the seller of such Product.

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

  Green Tree will warrant in the related Trust Document that as of the date of origination each Contract held by the related Trust complied with all requirements of applicable law in all material respects. Accordingly, if such Trust's interest in a Contract were materially and adversely affected by a violation of any such law, such violation would constitute a Repurchase Event and would obligate Green Tree to repurchase the Contract unless the breach were cured. See "Description of the Trust Documents--Sale and Assignment of the Contracts."

Other Limitations

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing collateral, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the collateral at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the Securities. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are encouraged to consult their own tax advisors with respect to the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Securities.

  Dorsey & Whitney LLP, counsel to the Seller, has delivered an opinion regarding certain federal income tax matters discussed below. Counsel to the Seller identified in the related Prospectus Supplement ("Counsel") will deliver an opinion regarding tax matters applicable to each Series of Securities. Such an opinion, however, is not binding on the Internal Revenue Service (the "Service") or the courts. The opinion of Counsel will specifically address only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also will state that the additional discussion set forth below accurately sets forth

Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Service.

  Many aspects of the federal tax treatment of the purchase, ownership and disposition of the Securities of any series will depend upon whether the Trust created with respect to such series is structured as an owner trust (treated as a partnership for federal income tax purposes) or as a grantor trust. The Prospectus Supplement for each series of Securities will indicate whether the Trust created for such series will be treated as a partnership or as a grantor trust. The following discussion deals first with series with respect to which the Trust has been structured as an owner trust (treated as a partnership), and then with series with respect to which the Trust has been structured as a grantor trust.

Owner Trust Series

Tax Status of the Trust

  With respect to each series of Securities which includes both Notes and Certificates, Counsel will deliver its opinion that the Trust will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, in the opinion of Counsel, the Trust itself will not be subject to federal income tax but, instead, each Certificateholder will be required to take into account its distributive share of items of income and deduction (including deductions for distributions of interest to the Noteholders) of the Trust as though such items had been realized directly by the Certificateholder. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations. There are, however, no cases or Service rulings on transactions involving a trust issuing both debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the Service may disagree with all or a part of this discussion.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Contracts, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates.

Tax Consequences to Noteholders

  Treatment of the Notes as Indebtedness. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Counsel will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  Interest Income on the Notes. Interest on the Notes will be taxable as ordinary interest income when received by Noteholders utilizing the cash-basis method of accounting and when accrued by Noteholders utilizing the accrual method of accounting. Under the applicable regulations, the Notes would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the OID regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, an owner of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

  While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued or will be deemed to be issued with OID. This deemed OID could arise, for example, if interest payments on the Notes are not deemed to be "qualified stated interest" because the Notes do not provide for default remedies ordinarily available to holders of debt instruments or do not contain terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Based upon existing authority, however, the Trust will treat interest payments on the Notes as qualified stated interest under the OID regulations. If the Notes are issued or are deemed to be issued with OID, all or a portion of the taxable income to be recognized with respect to the Notes would be includible in the income of Noteholders as OID. Any amount treated as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes were not materially different from its coupon, this treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income.

  A Noteholder must include OID in income as interest over the term of the Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Noteholder is encouraged to consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

  Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Market discount also will be recognized and taxable as ordinary interest income as payments of principal are received on the Notes to the extent that the amount of such payments does not exceed the accrued market discount. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

  Amortizable Bond Premium. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Amortizable bond premium with respect to a Note will be treated as an offset to interest income on such Note, and a Noteholder's deduction for amortizable bond premium with respect to a Note will be limited in each year to the amount of interest income derived with respect to such Note for such year. Any election to deduct amortizable bond premium shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

  Disposition of Notes. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be short-term, mid-term or long-term capital gain or loss depending upon whether the Note was held for more or less than one year or for more than eighteen months. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the
Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

  Tax Administration and Reporting. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

  Backup Withholding. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

  On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards, and will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

  Possible Alternative Treatment of the Notes. If, contrary to the opinion of Counsel, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, income to certain tax-exempt entities (including pension funds) would be

"unrelated business taxable income", and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

Tax Consequences to Certificateholders

  Treatment of the Trust as a Partnership. The Seller, the General Partner and the Owner Trustee will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the General Partner, and the Notes being debt of the partnership. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the General Partner, the Seller and the Servicer, however, is not certain because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of the Contracts.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price;
(iii) Prepayment Premium payable to the Certificateholders for such month; and
(iv) any other amounts of income payable to the Certificateholders for such month. Although it is not anticipated that the Certificates will be issued at a price which exceeds their principal amount, such allocations of Trust income to the Certificateholders will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any such excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the General Partner. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis, and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  A Certificateholder's share of expenses of the Trust (including fees to the Servicer but not interest expense) will be miscellaneous itemized deductions. An individual, an estate, or a trust that holds a Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under
Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the Certificateholder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount determined under the Code ($121,000 in 1997, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Certificateholder is not permitted to deduct servicing fees allocable to a Certificate, the taxable income of the Certificateholder attributable to that Certificate will exceed the net cash distributions related to such income. Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

  Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. The purchase price paid by the Trust for the Contracts may exceed the remaining principal balance of the Contracts at the time of purchase. If the Trust is deemed to acquire the Contracts at such a premium or at a market discount, the Trust will elect to offset any such premium against interest income on the Contracts or to include any such discount in income currently as it accrues over the life of the Contracts. The Trust will make this premium or market discount calculation on an aggregate basis but may be required to recompute it on a Contract-by-Contract basis. As indicated above, a portion of such premium deduction or market discount income may be allocated to Certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in its Certificates (as described below under "Disposition of Certificates") immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss generally will be capital gain or loss if the Certificates are held as capital assets and will be long-term gain or loss if the holding period of the Certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under Treasury regulations, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange for United States federal income tax purposes.

  Disposition of Certificates. If a Certificateholder sells a Certificate, the Certificateholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and the seller's tax basis in the Certificate. A Certificateholder's tax basis in a Certificate generally will equal the Certificateholder's cost increased by the Certificateholder's share of Trust income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the Certificateholder's share of the Notes and other liabilities of the Trust. A Certificateholder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the

Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintain a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the Certificateholder's share of unrecognized accrued market discount on the Contracts would generally be treated as ordinary income to the Certificateholder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the related Record Date. As a result, a Certificateholder purchasing a Certificate may be allocated tax items (which will affect the Certificateholder's tax liability and tax basis) attributable to periods before the Certificateholder actually owns the Certificate. The use of such a convention may not be permitted by existing regulations. If a monthly convention is not permitted (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust may be reallocated among the Certificateholders. The General Partner is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit or loss, the purchasing Certificateholder will have a higher or lower basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher or lower basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders may be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. Pursuant to an administration agreement (the "Administration Agreement"), the Trustee will monitor the performance of the following responsibilities of the Trust by other service providers. The Trust is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trust will file a partnership information return (IRS Form 1065) with the Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with certain required information statements relating to identification of beneficial owners of Certificates and such nominees will be required to forward such information to such beneficial owners. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the Service of all such inconsistencies.

  Green Tree or a subsidiary identified in the related Prospectus Supplement will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust will be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust will be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. It is expected that the Trust will withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign Certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificateholder's nonforeign status, the Trust may rely on Form W-8, Form W-9 or the Certificateholder's certification of nonforeign status signed under penalties of perjury.

  Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the Service and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally will be entitled to file with the Service a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes are due because the Trust is not engaged in a U.S. trade or business. However, the Service may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

  Backup Withholding. Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "Tax Consequences to Noteholders--Backup Withholding."

Grantor Trust Series

Tax Status of the Trust

  With respect to each series of Securities which includes only Certificates, unless otherwise specified in the related Prospectus Supplement, Counsel will deliver its opinion that the Trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. The Trust will be classified as a trust regardless of whether the Seller is considered to retain an interest in the Contracts, as discussed below. While such a retained interest might be viewed as a second class of beneficial interest in the Trust and Treasury Regulations Section 301.7701-4(c) generally provides that an investment trust with more than one class of ownership interest will be classified as an association taxable as a corporation or a partnership, that regulation would treat the Trust as a grantor trust because there will be no power under the Pooling and Servicing Agreement to vary the investment of the Certificateholders, the purpose of the Trust will be to facilitate direct investment in the Contracts, and the existence of multiple classes of ownership interests in the Trust will be incidental to that purpose.

Tax Consequences to Certificateholders

  Because the Trust will be classified as a grantor trust, each Certificateholder (including any holder of a subordinated Certificate) will, in the opinion of Counsel, be treated for federal income tax purposes as the owner of an undivided interest in the Contracts and other Trust Property. Accordingly, subject to the discussion below of certain limitations on deductions and the "stripped bond" rules of the Code, each Certificateholder must report on its federal income tax return its pro rata share of the entire income from the Contracts and other Trust Property, and may deduct its pro rata share of the fees paid by the Trust, at the same time as such items would be reported under the Certificateholder's tax accounting method if it held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. A Certificateholder's share of expenses of the Trust will be miscellaneous itemized deductions subject to certain limits on deductibility. See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Certificateholders--Partnership Taxation."

  A purchaser of a Certificate will be treated as purchasing an interest in each Contract in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Contracts in proportion to their fair market values at the time of purchase of the Certificate. To the extent that the portion of the purchase price of a Certificate allocated to a Contract is greater than or less than the portion of the principal balance of the Contract allocable to the Certificate, that interest in the Contract will be deemed to have been acquired with premium or discount, respectively. See the discussions above under "OWNER TRUST SERIES--Tax Consequences to Noteholders--Market Discount" and "--Amortizable Bond Premium."

  The treatment of any discount will depend on whether the discount represents original issue discount or market discount. It is not anticipated that the Contracts will have original issue discount, unless they are subject to the "stripped bond" rules of the Code described below. If the Contracts are subject to the stripped bond rules of the Code, the market discount rules discussed above may not apply.

  Subordinated Certificates. If the subordinated Certificateholders receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the subordinated Certificates, holders of subordinated Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the senior Certificateholders an amount equal to such Shortfall Amount, and (iii) retained the right to reimbursement of such amounts to the extent available from future collections on the Contracts.

  Under this analysis, (a) subordinated Certificateholders would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the senior Certificateholders, (b) a loss would only be allowed to the subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss), and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to subordinated Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

  Under current Service interpretations of applicable Treasury Regulations, the Seller would be able to sell or otherwise dispose of any subordinated Certificates. Accordingly, the Seller may offer subordinated Certificates for sale to investors.

  Stripped Certificates. Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iii) if Certificates are issued which represent the right to interest only payments or principal only payments.

  Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "OWNER TRUST SERIES--Tax Consequences to Noteholders--Interest Income on the Notes" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by the holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. Under rules similar to those provided in Rev. Proc. 91-49, applicable only to mortgages secured by real property, a Certificateholder may be required to account for any discount on a Stripped Certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the Certificate was treated as zero under the original issue discount de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts.

  When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

  It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. In addition, if a Trust issues more than one class of Certificates with different Pass-Through Rates, a holder of such a Certificate may be treated as the owner of a stripped bond with a rate equal to the lowest such Pass-Through Rate and a stripped coupon representing the excess, if any, of the Pass-Through Rate on such Certificate over the lowest Pass-Through Rate. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

  The Servicing Fee to be received by the Servicer and the fee for the enhancement, if any, provided with respect to a series of Certificates may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules.

  Disposition of Certificates. If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Noteholders-- Disposition of Notes."

  Foreign Holders. Generally, interest paid to a Certificateholder who is a nonresident alien individual or a foreign corporation and who does not hold the Certificates in connection with a United States trade or business will be treated as "portfolio interest." See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Noteholders--Foreign Holders."

Tax Administration and Reporting

  The Trustee will furnish to each Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Servicer and such other factual information as the Seller deems necessary to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Certificates.

Backup Withholding

  Under certain circumstances, a Certificateholder may be subject to "backup withholding" at a 31% rate. See the discussion above under "OWNER TRUST SERIES--Tax Consequences to Noteholders--Backup Withholding."

                     CERTAIN STATE INCOME TAX CONSEQUENCES

  The activities to be undertaken by the Servicer in servicing and collecting the Contracts will take place in Minnesota. The State of Minnesota imposes an income tax on individuals, trusts and estates and a franchise tax measured by net income on corporations. This discussion of Minnesota taxation is based upon current statutory provisions and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change (which may be retroactive). No ruling on any of the issues discussed below will be sought from the Minnesota Department of Revenue.

Owner Trust Series

  If the Notes are treated as debt for federal income tax purposes, in the opinion of Counsel this treatment will also apply for Minnesota tax purposes. Noteholders not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their ownership of the Notes. Noteholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income generated from ownership of the Notes.

  If the Trust is treated as a partnership (not taxable as a corporation) for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a partnership for Minnesota income tax purposes. The partnership therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the partnership. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the partnership.

  If the Certificates are treated as ownership interests in an association or publicly traded partnership taxable as a corporation for federal income tax purposes, in the opinion of Counsel this treatment would also apply for Minnesota income and franchise tax purposes. Pursuant to this treatment, the Trust would be subject to the Minnesota franchise tax measured by net income (which could result in reduced distributions to Certificateholders). Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the constructive corporation. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the constructive corporation.

Grantor Trust Series

  If the Trust is treated as a grantor trust for federal income tax purposes, in the opinion of Counsel the Trust would also be treated as a grantor trust for Minnesota income tax purposes. The Trust therefore would not be subject to Minnesota taxation. Certificateholders that are not otherwise subject to Minnesota income or franchise taxation would not become subject to such a tax solely because of their interests in the Trust. Certificateholders already subject to income or franchise taxation in Minnesota could, however, be required to pay such a tax on all or a portion of the income from the Trust.

  Because state tax laws vary, it is not possible to describe the tax consequences to the Noteholders and Certificateholders in all of the states. Noteholders and Certificateholders are therefore urged to consult their own tax advisors with respect to the state tax treatment of the Notes and Certificates and income derived therefrom.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A Benefit Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

  Each Underwriting Agreement will provide that Green Tree will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

  The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

  Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

  The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for the Seller by the counsel for the Seller identified in the applicable Prospectus Supplement. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by Brown & Wood LLP, New York, New York.
                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1998 and for the year ended December 31, 1998, incorporated by reference herein have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               [GREEN TREE LOGO]
                               A CONSECO COMPANY


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The following table sets forth the expenses to be incurred in connection with the offering of the Asset-Backed Certificates and the Asset-Backed Notes, other than underwriting discounts and commissions, described in this Registration
Statement:

   Securities and Exchange Commission Registration Fee........... $  556,000.00
   Printing and Engraving........................................    200,000.00
   Legal Fees and Expenses.......................................    150,000.00
   Blue Sky Filing and Counsel Fees..............................     15,000.00
   Accounting Fees and Expenses..................................     60,000.00
   Trustee Fees and Expenses.....................................     66,000.00
   Rating Agencies' Fees.........................................    225,000.00
   Miscellaneous Expenses........................................      5,969.70
                                                                  -------------
       Total..................................................... $1,277,969.70
                                                                  =============

--------
* All fees and expenses, other than the Securities and Exchange Commission Registration Fee, are estimated.

Item 15. Indemnification of Directors and Officers.

  Green Tree Financial Corporation is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may identify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of Green Tree Financial Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

Item 16. Exhibits.

  The Exhibits filed as part of this Registration Statement are:

    1.1 --Form of Underwriting Agreement (for Grantor Trusts) (incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement
         No. 33-63575).
    1.2 --Form of Underwriting Agreement (for Owner Trusts) (incorporated by reference to Exhibit 1.2 to the Registrant's Registration Statement
         No. 33-63575).
    3.1 --Certificate of Incorporation of Green Tree (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 333-
         49933).

     3.2 --Restated By-Laws of Green Tree (incorporated by reference to Exhibit
          3.2 to the Registrant's Registration Statement No. 333-52233).
     4.1 --Form of Pooling and Servicing Agreement between Green Tree, as
          Seller and as Servicer, and the Owner Trustee (for Grantor Trusts)
          (incorporated by reference to Exhibit 4.1 to the Registrant's
          Registration Statement No. 33-63575).
     4.2 --Form of Sale and Servicing Agreement relating to Owner Trusts
          (incorporated by reference to Exhibit 4.2 to the Registrant's
          Registration Statement No. 33-63575).
     4.3 --Form of Trust Agreement relating to Owner Trusts (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement
          No. 33-63575).
     4.4 --Form of Indenture between the Trust and the Indenture Trustee, including form of Note (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement No. 33-63575).
   * 5.1 --Opinion and consent of Dorsey & Whitney LLP with respect to legality.
   * 8.1 --Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.
    12.1 --Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Registrant's Annual Report on Form
          10-K for the period ended December 31, 1998).
  **23.1 --Consent of KPMG Peat Marwick LLP.
  **23.2 --Consent of PricewaterhouseCoopers LLP.
    23.3 --Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).
    23.4 --Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).
 ***25.1 --Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee.
    99.1 --Form of Prospectus Supplement for Grantor Trusts (incorporated by reference to Exhibit 99.1 to Registrant's Registration Statement No.
          333-02725).
    99.2 --Form of Prospectus Supplement for Owner Trusts (incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement
          No. 33-63575).

--------
  *Filed herewith.
 **To be filed by amendment.
***To be filed subsequently pursuant to section 305(b)(2) of the Trust
    Indenture Act of 1939, as amended.

Item 17. Undertakings.

  The undersigned registrant on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Owner Trust's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 29th day of March, 1999.

                                          Green Tree Financial Corporation

                                                    /s/ Rollin M. Dick
                                          By___________________________________
                                                      Rollin M. Dick
                                            Executive Vice President and Chief
                                                     Financial Officer

                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Joel H. Gottesman and Scott T. Young and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and conform all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

              Signature                         Title                Date

        /s/ Thomas J. Kilian            Director and           March 29, 1999
-------------------------------------    President
          Thomas J. Kilian

         /s/ Rollin M. Dick             Director/Executive     March 29, 1999
-------------------------------------    Vice President and
           Rollin M. Dick                Chief Financial
                                         Officer (Principal
                                         Financial Officer)

         /s/ James S. Adams             Senior Vice            March 29, 1999
-------------------------------------    President and Chief
           James S. Adams                Accounting Officer
                                         (Principal
                                         Accounting Officer)

       /s/ Stephen C. Hilbert           Director               March 29, 1999
-------------------------------------
         Stephen C. Hilbert

                               INDEX TO EXHIBITS

                                                                           Page
                                                                           ----
     1.1 --Form of Underwriting Agreement (for Grantor Trusts)
          (incorporated by reference to Exhibit 1.1 to the Registrant's
          Registration Statement No. 33-63575).
     1.2 --Form of Underwriting Agreement (for Owner Trusts)
          (incorporated by reference to Exhibit 1.2 to the Registrant's
          Registration Statement No. 33-63575).
     3.1 --Certificate of Incorporation of Green Tree (incorporated by reference to Exhibit 3.1 to the Registrant's Registration
          Statement No. 333-49933).
     3.2 --Restated By-Laws of Green Tree (incorporated by reference to
          Exhibit 3.2 to the Registrant's Registration Statement No.
          333-52233).
     4.1 --Form of Pooling and Servicing Agreement between Green Tree, as Seller and as Servicer, and the Owner Trustee (for Grantor
          Trusts) (incorporated by reference to Exhibit 4.1 to the
          Registrant's Registration Statement No. 33-63575).
     4.2 --Form of Sale and Servicing Agreement relating to Owner Trusts
          (incorporated by reference to Exhibit 4.2 to the Registrant's
          Registration Statement No. 33-63575).
     4.3 --Form of Trust Agreement relating to Owner Trusts
          (incorporated by reference to Exhibit 4.3 to the Registrant's
          Registration Statement No. 33-63575).
     4.4 --Form of Indenture between the Trust and the Indenture
          Trustee, including form of Note (incorporated by reference to
          Exhibit 4.4 to the Registrant's Registration Statement No. 33-
          63575).
   * 5.1 --Opinion and consent of Dorsey & Whitney LLP with respect to legality.
   * 8.1 --Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.
    12.1 --Computation of Ratio of Earnings to Fixed Charges
          (incorporated by reference to Exhibit 12.1 tot he
          Registrasnt's Annual Report on Form 10-K for the period ended
          December 31, 1998).
  **23.1 --Consent of KPMG Peat Marwick LLP.
  **23.2 --Consent of PricewaterhouseCoopers LLP.
    23.3 --Consent of Dorsey & Whitney LLP (included as part of Exhibit
          5.1).
    23.4 --Consent of Dorsey & Whitney LLP (included as part of Exhibit
          8.1).
 ***25.1 --Form of T-1 Statement of Eligibility under the Trust
          Indenture Act of 1939 of the Indenture Trustee.
    99.1 --Form of Prospectus Supplement for Grantor Trusts
          (incorporated by reference to Exhibit 99.1 to Registrant's
          Registration Statement No. 333-02725).
    99.2 --Form of Prospectus Supplement for Owner Trusts (incorporated by reference to Exhibit 99.2 to the Registrant's Registration
          Statement No. 33-63575).

--------
  *Filed herewith.
 **To be filed by amendment.
***To be filed subsequently pursuant to section 305(b)(2) of the Trust
    Indenture Act of 1939, as amended.